SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

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[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[ ] Definitive Information Statement

DIGITAL COMMERCE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

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DIGITAL COMMERCE INTERNATIONAL, INC.

1199 W. Hastings Street

Vancouver, BC, Canada V6E3T5

__________________, 2001

Dear Stockholder:

On December 11, 2001, the following three resolutions were adopted in lieu of a Special Meeting by consent of the holders of a majority of the outstanding shares of Common Stock of Digital Commerce International, Inc. (the "Company"), acting pursuant to Section 228 of the General Corporation Law of the State of Delaware the stockholders approved:

(1)the filing of one or more amendments to the Company=s Certificate of Incorporation which will (i) change our name to ANetCare Health Services, Inc.@ (ii) increase the number of authorized shares of Common Stock, $.001 par value, from 30,000,000 to 1,000,000,000 shares; (iii) authorize up to 5,000,000 shares of a new class of undesignated Preferred Stock ("Blank Check Preferred Stock") which would allow the Board of Directors of the Company to issue, without further shareholder action, one or more series of Preferred Stock, and (iv) to effect a reverse stock split of the outstanding shares fo the Company=s Common Stock of not less than one for 10 and not more than one for 40, subject to the discretion of the Board of Directors.

(2)the Company=s adoption of the 1999 Employee Stock Option Plan which provides for the issuance of options to purchase up to 4,000,000 shares of Common Stock and the 2001 Employee Stock Option Plan which provides for the issuance of options to purchase up to 15,000,000 shares of Common Stock.

(3)the selection of the accounting firm of Marks Paneth & Shron LLP as the Company=s auditors for the year ending October 31, 2001.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of Common Stock of the Company. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 21 days after this Information Statement was first sent to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

The Information Statement is first being mailed to stockholders of the Company on or about ________________, 2001. Only stockholders of record at the close of business on ____________________, 2001 will be entitled to receive the Information Statement.

By Order of the Board of Directors

/s/ John W. Combs

John W. Combs, Secretary

___________________, 2001

DIGITAL COMMERCE INTERNATIONAL, INC.

1199 W. Hastings Street

Vancouver, BC, Canada V6E3T5

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

We are sending you this Information Statement to inform you of the adoption of various resolutions on December 11, 2001 by consent of the holders of a majority of the outstanding shares of Common Stock of the Company acting in lieu of a special meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware. Pursuant to such resolutions, Digital Commerce International, Inc. (the "Company"), the stockholders approved:

(1)the filing of one or more amendments to the Company=s Certificate of Incorporation which will (i) change our name to ANetCare Health Services, Inc.@ (ii) increase the number of authorized shares of Common Stock, $.001 par value, from 30,000,000 to 1,000,000,000 shares; (iii) authorize up to 5,000,000 shares of a new class of undesignated Preferred Stock ("Blank Check Preferred Stock") which would allow the Board of Directors of the Company to issue, without further shareholder action, one or more series of Preferred Stock, and (iv) to effect a reverse stock split of the outstanding shares fo the Company=s Common Stock of not less than one for 10 and not more than one for 40, subject to the discretion of the Board of Directors.

(2)the Company=s adoption of the 1999 Employee Stock Option Plan which provides for the issuance of options to purchase up to 4,000,000 shares of Common Stock and the 2001 Employee Stock Option Plan which provides for the issuance of options to purchase up to 15,000,000 shares of Common Stock.

(3)the selection of the accounting firm of Marks Paneth & Shron LLP as the Company=s auditors for the year ending October 31, 2001.

The adoption of the foregoing resolutions will become effective 21 calendar days after the mailing of this Information Sheet. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

BACKGROUND INFORMATION

Description of the Transaction

In December, 2001, the Company, Digital HealthCare Services, Inc., a wholly-owned subsidiary of the Company, NetCare Health Services, Inc. and RXLTC.com, Inc. entered into a plan of reorganization. Which pursuant to the plan of reorganization, Digital HealthCare Services, Inc. shall merge into NetCare Health Services, Inc. and the shares of common stock of NetCare Health Services, Inc. shall be converted into a minimum of 70% and a maximum of 75% of the shares of common stock of the Company. In the event that the Company consummates an additional financing of up to $2,000,000 then the stockholder of NetCare Health Services, Inc. may be required to surrender to the Company for cancellation the number of shares of common stock issuable in connection with such financing, but not in excess of 19% of the number of shares of common stock outstanding if current management of the Company assists the Company in placing such financing.

As of the date of this Information Statement, the Company has advanced $250,000 to NetCare Health Services, Inc. in anticipation of the closing of the transaction. The amount advanced to NetCare Health Services, Inc. is non-refundable. In connection with the transaction, the stockholder of NetCare Health Services, Inc. shall be entitled to appoint three of the Company=s five directors.

The closing of the merger is subject to certain closing conditions, including the delivery of all required consents and approvals, the satisfaction of all of the debts and liabilities of Digital Commerce International, Inc. the truth and accuracy of the representations contained in the agreement and the continued listing of Digital Commerce International, Inc.=s common stock on the National Association of Securities Dealers, Inc. OTC Electronic Bulletin Board. It is anticipated that the closing of the merger will occur prior to December 31, 2001, unless the agreement is terminated by the parties. The resolutions adopted by the stockholders of Digital Commerce International, Inc. were adopted in anticipation of the closing of the merger.

In connection with the transaction after the consummation of the merger, the following individuals shall serve in the capacities set forth below:

NameTitle

Edward FosterChairman, President and Chief Executive Officer

Jay MartinezChief Operating Officer and Director

Joseph SienkiewiczTreasurer and Chief Financial Officer

Summary Historical Financial Data

Set forth below are certain summary historical financial data for NetCare Health Services, Inc. for the periods and as of the dates indicated. The historical financial data is derived from, and should be read in conjunction with, the financial statements of NetCare Health Services, Inc. including the notes thereto, appearing elsewhere in this Information Statement.

	Year Ended December 31, 2000	Seven Months Ended July 31, 2000 (unaudited)	Seven Months Ended July 31, 2001 (unaudited)
Statement of Operations Data:
Revenues	$ 6,052,542	$3,332,833	$4,384,109
Cost of sales	4,256,907	2,436,224	2,984,807
Gross profit	1,795,635	896,609	1,399,302
Operating expenses	1,200,346	661,685	671,644
General, administrative and other operating expenses	905,508	478,483	573,633
Income (loss) before interest, taxes, depreciation and amortization	(310,219)	(243,559)	154,025
Depreciation expense	18,464	7,570	16,720
Interest expense	49,244	17,167	44,173
Income (loss) before taxes	(377,927)	(268,296)	93,132
Income tax expense (benefit)	(141,723)	(100,613)	34,924
Net income (loss)	$ (236,204)	$(167,683)	$ 58,208

Balance Sheet Data:
	December 31, 2000	July 31, 2001 (unaudited)
Cash	$ 16,204	$ 251,432
Working Capital	$ 455,997	$ 544,727
Total Assets	$ 1,798,900	$ 1,923,102
Current Liabilities	$ 1,203,520	$ 1,254,036
Total Liabilities	$ 1,741,913	$ 1,807,907
Shareholders= equity	$ 56,987	$ 115,195

Summary Pro Forma Combined Financial Data

Set forth below, are certain unaudited pro forma combined summary financial data for NetCare Health Services, Inc. and Digital Commerce International, Inc. for the periods, and as of the dates, indicated. These pro forma combined data have been prepared to illustrate the estimated effect of the acquisition of the capital stock of NetCare Health Services, Inc. The pro forma combined statements of operations give pro forma effect to the transaction as if it had occurred on November 1, 1999. The pro forma combined balance sheet data at July 31, 2001 gives pro forma effect to the transaction as if it had occurred on July 31, 2001. The pro forma combined financial data do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had the transaction been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based on available information and certain assumptions that the Company believes are reasonable. The historical financial data is derived from, and should be read in conjunction with the financial statements of NetCare Health Services, Inc., including the notes thereto, appearing elsewhere in this Information Statement.

Unaudited Pro Forma Combined Statement of Operations Data:

For the year ended October 31, 2000

	Digital Commerce International, Inc.	NetCare Health Services, Inc.	Adjustments	Combined
Revenue	$ 140,145	$5,033,296	$(140,145)	$5,033,296
Cost of sales	-	3,576,960	-	3,576,960
Gross profit	140,145	1,456,336	(140,145)	1,456,336
Operating expenses	965,963	1,018,109	(965,963)	1,018,109
General, administrative and other operating expenses	1,404,831	779,520	(1,404,831)	779,520
Income (loss) before interest, taxes, depreciation and amortization	(2,230,649)	(341,293)	2,230,649	(341,293)
Depreciation expense	21,219	13,710	(21,219)	13,710
Interest	29,301	36,957	(29,301)	36,957
Income (loss) before taxes	(2,281,169)	(391,960)	2,281,169	(391,960)
Income tax expense (benefit)	-	(146,985)	-	(146,985)
Net income (loss)	$(2,281,169)	$(244,975)	$2,281,169	$(244,975)
Pro forma net income (loss) per common share: Basic Diluted	$(.17) $(.17)	$(244.98) $(244.98)
Pro forma weighted average common shares: Basic Diluted	13,219,326 13,219,326	1,000 1,000	- -	$(0) $(0)

Nine Months Ended July 31, 2000:

	Digital Commerce International, Inc.	NetCare Health Services, Inc.	Adjustments	Combined
Statement of Operations Data:
Revenues	$113,428	$3,332,833	$(113,428)	$3,332,833
Cost of sales	-	2,436,224	-	2,436,224
Gross profit	113,428	896,609	(113,428)	896,609
Operating expenses	718,984	670,465	(718,984)	670,465
General, administrative and other operating expenses	913,140	512,596	(913,140)	512,596
Income (loss) before interest, taxes, depreciation and amortization	(1,518,696)	(286,452)	1,518,696	(286,452)
Depreciation expense	14,969	7,570	(14,969)	7,570
Interest expense	-	17,168	-	17,168
Income (loss) before taxes	(1,533,665)	(311,190)	1,533,665	(311,190)
Income tax expense (benefit)	-	(116,698)	-	(116,698)
Net income (loss)	$(1,533,665)	$(194,492)	$1,533,665	$(194,492)
Pro forma net income (loss) per common share: Basic Diluted	$(.12) $(.12)	$(194.49) $(194.49)	- -	(0) (0)
Pro forma weighted average common shares outstanding: Basic Diluted	13,245,601 13,245,601	1,000 1,000	- -	727,560,248 727,560,248

Nine Months Ended July 31, 2001:

	Digital Commerce International, Inc.	NetCare Health Services, Inc.	Adjustments	Combined
Statement of Operations Data:
Revenues	$15,010	$5,403,355	$(15,010)	$5,403,355
Cost of sales	-	3,664,754	-	3,664,754
Gross profit	15,010	1,738,601	(15,010)	1,738,601
Operating expenses	569,445	862,661	(569,445)	862,661
General, administrative and other operating expenses	506,109	733,736	(506,109)	733,736
Income (loss) before interest, taxes, depreciation and amortization	(1,060,544)	142,204	1,060,544	142,204
Depreciation expense	17,291	21,474	(17,291)	21,474
Interest expense	-	56,459	-	56,459
Income (loss) before taxes	(1,077,835)	64,271	1,077,835	64,271
Income tax expense (benefit)	-	24,101	-	24,101
Net income (loss)	$(1,077,835)	$40,170	$1,077,835	$40,170
Pro forma net income (loss) per common share: Basic Diluted	$(.066) $(.066)	$ 40.17 $40.17	- -	0 0
Pro forma weighted average common shares outstanding: Basic Diluted	16,385,605 16,385,605	1,000 1,000	- -	733,110,248 733,110,248

Unaudited Pro Forma Combined Balance Sheet Data:

July 31, 2001

	Digital Commerce International, Inc.	NetCare Health Services, Inc.	Adjustments(1((2)(3)	Combined
Cash	$ 5,397	$ 251,432	$ (5,397)	$251,432
Other current assets	262,156	1,547,331	(262,156)	1,547,331
Total current assets	267,553	1,798,763	(267,553)	1,798,763
Total assets	709,546	1,923,102	(709,546)	1,923,102
Current liabilities	1,740,445	1,254,036	(1,740,445)	1,254,036
Other liabilities	-	553,871	-	553,871
Total liabilities	1,740,445	1,807,907	(1,740,445)	1,807,907
Shareholders= equity	$(1,030,899)	$ 115,195	$ 1,030,899	$ 115,195

(1) The acquisition of the capital stock of NetCare Health Services, Inc. has been accounted for as a reverse acquisition (recapitalization) of NetCare Health Services Inc. with NetCare Health Services, Inc. being treated as the surviving entity.

(2) The pro forma adjustments assume that just prior to the acquisition of the capital stock of NetCare Health Services, Inc. all of the assets of Digital Commerce International, Inc. are used to satisfy certain of the liabilities of the Company. The remaining liabilities are then assumed to be cancelled in exchange for the issuance of 57,026,666 shares of capital stock, as described elsewhere in this document, or otherwise satisfied at no additional cost.

(3) The pro forma adjustments assume that along with the pre transaction disposition of all of the assets and liabilities of Digital Commerce International, Inc. there will be no operations of its business subsequent to the transaction.

Description of NetCare Health Services, Inc.

General

NetCare is a provider of pharmacy services to long-term care institutions such as skilled nursing facilities. NetCare provides distribution of pharmaceuticals, related pharmacy consulting and data management services to long-term care facilities. As a provider of pharmacy services, NetCare purchases, repackages and dispenses pharmaceuticals, both prescription and non-prescription, and provides computerized medical record-keeping and third-party billing for residents in such facilities. NetCare also provides consultant pharmacist services, including evaluating residents' drug therapy, monitoring the control, distribution and administration of drugs within the nursing facility and assisting in compliance with state and federal regulations. In addition, NetCare provides ancillary services, such as infusion therapy, wound therapy, ostomy and urological care. At September 30, 2001, NetCare provided these services to approximately 1,700 residents in approximately 18 long-term care facilities in New York and Connecticut. NetCare intends to expand its operations to provide pharmacy services in New Jersey.

Industry Background

Institutional pharmacies purchase, repackage and distribute pharmaceuticals to residents of long-term care facilities such as skilled nursing facilities, assisted living facilities and other institutional health care settings. Unlike hospitals, most long-term care facilities do not have on-site pharmacies, but depend instead on outside sources to provide the necessary products and services. In response to a changing regulatory environment and other factors, the sophistication and scope of services required by long-term care facilities has increased dramatically in recent years. In addition to providing pharmaceuticals, institutional pharmacies provide consultant pharmacy services. Complete pharmacy services include monitoring the control, distribution and administration of drugs within the long-term care facility and assisting in compliance with applicable regulations, as well as therapeutic monitoring and drug utilization review services. With the average long-term care facility patient taking seven to nine medications per day, high quality, cost-efficient systems for dispensing and monitoring patient drug regimens are critical. The institutional pharmacy has a significant role with respect to the effectiveness and cost of care.

Based on data from industry sources, NetCare estimates that the U.S. market for pharmacy services (including consulting services and related supplies) in long-term care and assisted living facilities was over $8.0 billion for the year 2000. NetCare believes that the market growth is primarily attributable to three factors.

First, the number of long-term care facility residents is rising as a result of demographic trends. According to the Administration on the Aging, it is estimated that by the year 2030, the number of Americans who will be 85 or older, the segment of the population that comprises the largest percentage of residents at long-term care facilities, will triple. In addition, with advances in medication and methods, patients are using medication at earlier ages.

Second, long-term care facility residents are taking an increasing number of medications per day. This increase is due to (i) advances in medical technology which have resulted in the availability of new drug therapy regimens and (ii) the generally higher acuity levels of residents as a result of both payors' efforts to have care delivered in the lowest cost setting and the generally older, and consequently sicker, population of long-term care facility residents.

Third, hospitals are discharging patients earlier due to funding pressures and cost containment efforts. The result is an increasing number of patients receiving care outside of traditional hospitals in alternative setting such as long-term care facilities.

Business Strategy

NetCare=s strategy is to become a leading provider of pharmacy related services in each of its markets by offering high quality cost effective services. NetCare intends to accomplish its goal by:

$ expanding the services that NetCare offers to its existing clients; and

$ increasing the number of facilities which NetCare services through an increased effort on sales and marketing and through the acquisition of other health care service providers.

Expanding the services NetCare offers to its existing clients.

NetCare intends to leverage its existing client relationships by offering additional pharmacy related services. NetCare intends to offer the following services.

Business Consulting and Pharmacy Cost Management

NetCare believes that it can offer management systems to its clients to reduce their pharmacy costs, achieve efficiencies and increase productivity.

Nutritional Services

NetCare intends to provide client facilities with registered dieticians and nutrition support certified nurses.

Sales and Marketing Support Services

NetCare intends to develop a program to monitor its infusion therapy program by indentifying payors, referral sources and activities known to have a successful track record. NetCare will assist clients in marketing infusion therapy programs to discharge planners, nursing agency directors, admitting physicians and managed care payors.

Reimbursement Services

NetCare intends to offer consulting services to ensure that health outcomes are maximized while costs are minimized. NetCare=s consultants will monitor regulatory standards and reimbursement procedures custom designed for the client facility.

Diagnostic Services

NetCare intends to offer diagnostic services to its clients including mobile x-rays, electrocardiograms and ultra sound (echocardiograms).

Durable Medical Equipment

NetCare intends to sell and lease durable medical equipment including respiratory equipment, wheelchairs and oxygen concentrators.

Increasing the number of facilities which NetCare services.

Pursuing Acquisitions

NetCare believes that the health care service industry is fragmented. NetCare intends to pursue a growth strategy that includes acquisitions in target markets. NetCare also intends to utilize acquisitions to increase its geographic markets.

Pursuing Strategic Alliances

NetCare intends to pursue relationships with health care providers, pharmaceutical companies, and other health care service providers to assist it in marketing its products and services.

Assisted Living Facilities

NetCare intends to aggressively market its products and services to assisted living facilities in its present and new geographic areas.

Increasing Sales and Marketing

NetCare intends to place an increased emphasis on sales and marketing programs targeted to health care management companies. NetCare intends to develop a company brochure, advertise in trade publications, prepare promotional literature, participate in trade shows and increase its sales and marketing staff.

Pharmacy Services

NetCare purchases, repackages and dispenses prescription and non-prescription medication in accordance with physician orders and delivers such prescriptions to the nursing facility for administration to individual residents by the facility=s nursing staff. NetCare maintains a 24-hour, seven-day per week, on-call pharmacist service for emergency dispensing and delivery or for consultation with the facility's staff or the resident's attending physician.

Upon receipt of a prescription, the relevant resident information is entered into NetCare=s computerized dispensing and billing systems. At that time, the dispensing system checks the prescription for any potentially adverse drug interactions or resident sensitivity. When required or specifically requested by the physician or patient, branded drugs are dispensed; generic drugs are substituted in accordance with applicable state and federal laws and as requested by the physician or resident. NetCare also provides therapeutic interchange, with physician approval, in accordance with its pharmaceutical care guidelines.

NetCare provides a "unit dose" distribution system. Most of its prescriptions are filled utilizing specialized unit-of-use packaging and delivery systems. Maintenance medications are provided in accordance with patient requirements utilizing either a box unit dose system or unit dose punch card system. NetCare believes that the unit dose system, preferred over the bulk delivery systems employed by retail pharmacies, improves control over drugs in the nursing facility and improves resident compliance with drug therapy by increasing the accuracy and timeliness of drug administration.

Integral to NetCare=s drug distribution system is its computerized medical records and documentation system. NetCare provides to the facility computerized medication administration records and physician's order sheets and treatment records for each resident. Data extracted from these computerized records is also formulated into monthly management reports on resident care and quality assurance. NetCare believes the computerized documentation system, in combination with the unit dose drug delivery system, results in greater efficiency in nursing time, improved control, reduced drug waste in the facility and lower error rates in both dispensing and administration. NetCare believes these benefits improve drug efficacy and result in fewer drug-related hospitalizations.

Consultant Pharmacist Services

Federal and state regulations generally require that long-term care facilities, in addition to providing a source of pharmaceuticals, retain consultant pharmacist services to monitor and report on prescription drug therapy in order to maintain and improve the quality of resident care. The Omnibus Budget Reconciliation Act ("OBRA") implemented in 1990 seeks to further upgrade and standardize care by setting forth more stringent standards relating to planning, monitoring and reporting on the progress of prescription drug therapy as well as facility-wide drug usage. NetCare provides consultant pharmacist services which help clients comply with the federal and state regulations applicable to nursing homes. The services offered by NetCare=s consultant pharmacists include:

$ comprehensive, monthly drug regimen reviews for each resident in the facility to assess the appropriateness and efficacy of drug therapies, including a review of the resident's medical records, monitoring drug reactions to other drugs or food, monitoring lab results and recommending alternate therapies or discontinuing unnecessary drugs;

$ participation on the pharmacy and therapeutics, quality assurance and other committees of client facilities as well as periodic involvement in staff meetings;

$ monitoring and monthly reporting on facility-wide drug usage;

$ development and maintenance of pharmaceutical policy and procedures manuals; and

$ assistance to the nursing facility in complying with state and federal regulations as they pertain to patient care.

Additionally, NetCare offers a specialized line of consulting services which help long-term care facilities to enhance care and reduce and contain costs as well as to comply with state and federal regulations. Under this service line, NetCare provides:

$ data required for OBRA and other regulatory purposes, including reports on psycho tropic drug usage (chemical restraints), antibiotic usage (infection control) and other drug usage;

$ plan of care programs which assess each patient's state of health upon admission and monitor progress and outcomes using data on drug usage as well as dietary, physical therapy and social service inputs;

$ counseling related to appropriate drug usage and implementation of drug protocols;

$ on-site educational seminars for the nursing facility staff on topics such as drug information relating to clinical indications, adverse drug reactions, drug protocols and special geriatric considerations in drug therapy, and information and training on intravenous drug therapy and updates on OBRA and other regulatory compliance issues;

$ mock regulatory reviews for nursing staffs; and

$ nurse consultant services and consulting for dietary, social services and medical records.

Ancillary Services.

NetCare provides the following ancillary products and services to long-term care facilities:

Infusion Therapy Products and Services.

With cost containment pressures in health care, nursing facilities are called upon to treat moderately acute, but stabilized patients that would otherwise be treated in the more costly hospital environment, provided that the nursing staff and pharmacy are capable of supporting higher degrees of acuity. NetCare provides infusion therapy support services for such client facilities. Infusion therapy consists of the product (a nutrient, antibiotic or other drugs in solution) and the intravenous administration of the product.

NetCare prepares the product to be administered, where required, using proper equipment in the appropriate environment and then delivers the product to the nursing home for administration by the nursing staff. NetCare utilizes a nursing agency to supply nurses to provide infusion therapy to its client facilities. Proper administration of intravenous ("IV") drug therapy requires a highly trained nursing staff. NetCare=s consultant pharmacists and nurse consultants operate an education and certification program on IV therapy to assure proper staff training and compliance with regulatory requirements in client facilities offering an IV program.

By providing an infusion therapy program, NetCare enables its client facilities to admit and retain patients who otherwise would need to be cared for in an acute-care facility. The most common infusion therapies NetCare provides are total parenteral nutrition, antibiotic therapy, pain management and hydration.

Wound, Urological and Ostomy Management

NetCare provides wound care, urological and ostomy programs designed to aid each facility in their quality of care, while minimizing the facility expenses. NetCare provides information and support for all of its products and services through its team of Medicare Part B specialists. These specialists work directly with each facility to capture all possible Medicare Part B reimbursable products, advise on more cost-effective measures, and to answer any questions regarding patient care. NetCare provides a variety of medical supplies for Medicare Part B reimbursement. NetCare=s inventory maintains a constant turnover and consists of the latest in specialized high quality wound dressings, urological and ostomy supplies. Monthly, its specialists visit each facility to evaluate the resident=s medical chart and obtain the most recent information.

Materials/Supply.

NetCare purchases pharmaceuticals through a wholesale distributor with whom NetCare has a prime vendor contract, at prices based primarily upon contracts negotiated by NetCare directly with pharmaceutical manufacturers. For the year ended December 31, 2000, NetCare purchased 85% of its pharmaceutical supplies from such supplier. NetCare also is a member of industry buying groups which contract with manufacturers for discounted prices based on volume which are passed through to NetCare by its wholesale distributor. NetCare has numerous sources of supply available to it and has not experienced any difficulty in obtaining pharmaceuticals or other products and supplies used in the conduct of its business.

Patents and Trademarks

NetCare=s business operations are not dependent upon any material patents or trademarks.

Inventories

NetCare seeks to maintain adequate on-site inventories of pharmaceuticals to ensure prompt delivery service to its customers. NetCare=s primary wholesale distributor also maintains local warehousing in the geographic markets in which NetCare operates.

Competition

By its nature, the long-term care pharmacy business is highly regionalized and, within a given geographic region of operations, highly competitive. In the geographic regions it serves, NetCare competes with numerous local retail pharmacies, local and regional institutional pharmacies and pharmacies owned by long-term care facilities. NetCare competes in these markets on the basis of quality, cost-effectiveness and the increasingly comprehensive and specialized nature of its services, along with the clinical expertise, pharmaceutical technology and professional support NetCare offers. NetCare believes that it competes favorably in these respects.

Customers

At September 30, 2001, NetCare provided pharmacy related services to approximately 1,700 residents in approximately 18 long-term care facilities and other institutional healthcare settings. Of the 18 facilities eight are owned or managed by Lexington Healthcare Group, Inc. For the year ended December 31, 2000, 64% of the residents serviced by NetCare were under the control of Lexington Healthcare Group. For some of NetCare=s services, NetCare has entered into contracts, as is typical in the industry, which are generally for a period of three years.

Government Regulation

Institutional pharmacies, as well as the long-term care facilities they serve, are subject to extensive federal, state and local regulation. These regulations cover required qualifications, day-to-day operations, reimbursement and the documentation of activities. NetCare continuously monitors the effects of regulatory activity on its operations.

Licensure, Certification and Regulation. States generally require that companies operating a pharmacy within the state be licensed by the state board of pharmacy. NetCare currently has pharmacy licenses for each pharmacy it operates. NetCare=s pharmacies hold the requisite licenses applicable in these states. In addition, its pharmacies are registered with the appropriate state and federal authorities pursuant to statutes governing the regulation of controlled substances.

Client long-term care facilities are also separately required to be licensed in the states in which they operate and, if serving Medicare or Medicaid patients, must be certified to be in compliance with applicable program participation requirements. Client facilities are also subject to the nursing home reforms of the Omnibus Budget Reconciliation Act of 1987, which imposed strict compliance standards relating to quality of care for nursing home operations, including vastly increased documentation and reporting requirements. In addition, pharmacists, nurses and other health care professionals who provide services on NetCare=s behalf are in most cases required to obtain and maintain professional licenses and are subject to state regulation regarding professional standards of conduct.

Federal and State Laws Affecting the Repackaging, Labeling and Interstate shipping of Drugs. Federal and state laws impose certain repackaging, labeling and package insert requirements on pharmacies that repackage drugs for distribution beyond the regular practice of dispensing or selling drugs directly to patients at retail outlets. A drug repackager must register with the Food and Drug Administration ("FDA") as a manufacturing establishment, and is subject to FDA inspection for compliance with relevant good manufacturing practices("GMPs"). NetCare holds all required registrations and licenses, and NetCare believes its repackaging operations are in compliance with applicable state and federal GMP requirements. In addition, NetCare believes it complies with all relevant requirements of the Prescription Drug Marketing Act for the transfer and shipment of pharmaceuticals.

State Laws Affecting Access to Services. Some states have enacted "freedom of choice" or "any willing provider" requirements as part of their state Medicaid programs or in separate legislation. These laws and regulations may prohibit a third-party payor from restricting the pharmacies from which their participants may purchase pharmaceuticals. Similarly, these laws may preclude a nursing facility from requiring their patients to purchase pharmacy or other ancillary medical services or supplies from particular providers that deal with the nursing home. Such limitations may increase the competition which NetCare faces in providing services to nursing facility residents.

Medicare and Medicaid. The nursing home pharmacy business has long operated under regulatory and cost containment pressures from state and federal legislation primarily affecting Medicaid and, to a lesser extent, Medicare.

As is the case for nursing home services generally, NetCare receives reimbursement from the Medicaid and Medicare programs, directly from individual residents (private pay), and from other payors such as third-party insurers. NetCare believes that its reimbursement mix is in line with national expenditures for pharmaceutical services in nursing homes. For the nine months ended July 31, 2001, NetCare=s payor mix was approximately as follows: 11 % private pay and long-term care facilities, 80 % Medicaid and Medicare (including direct billing for medical supplies) and 9% other private sources.

For those patients who are not covered by government-sponsored programs or private insurance, NetCare generally directly bills the patient or the patient=s responsible party on a monthly basis. Depending upon local market practices, NetCare may alternatively bill private patients through the nursing facility. Pricing for private pay patients is based on prevailing regional market rates or "usual and customary" charges.

The Medicaid program is a cooperative federal-state program designed to enable states to provide medical assistance to aged, blind, or disabled individuals, or members of families with dependent children whose income and resources are insufficient to meet the costs of necessary medical services. State participation in the Medicaid program is voluntary. To become eligible to receive federal funds, a state must submit a Medicaid "state plan" to the secretary of the Department of Health and Human Services ("HHS") for approval. The federal Medicaid statute specifies a variety of requirements which the state plan must meet, including requirements relating to eligibility, coverage of services, payment and administration.

Federal law and regulations contain a variety of requirements relating to the furnishing of prescription drugs under Medicaid. First, states are given authority, subject to certain standards, to limit or specify conditions for the coverage of particular drugs. Second, federal Medicaid law establishes standards affecting pharmacy practice. These standards include general requirements relating to patient counseling and drug utilization review and more specific standards for skilled nursing facilities and nursing facilities relating to drug regimen reviews for Medicaid patients in such facilities. Recent regulations clarify that, under federal law, a pharmacy is not required to meet the general requirements for drugs dispensed to nursing facility residents if the nursing facility complies with the drug regimen review standards. However, the regulations indicate that states may nevertheless require pharmacies to comply with the general requirements, regardless of whether the nursing facility satisfies the drug regimen review requirement, and the states in which NetCare operates currently do require our pharmacies to comply with these general standards. Third, federal regulations impose certain requirements relating to reimbursement for prescription drugs furnished to Medicaid patients. Among other things, regulations establish "upper limits" on payment levels. In addition to requirements imposed by federal law, states have substantial discretion to determine administrative, coverage, eligibility and payment policies under their state Medicaid programs that may affect our operations. For example, some states have enacted "freedom of choice"requirements that may prohibit a nursing facility from requiring residents to purchase pharmacy or other ancillary medical services or supplies from particular providers that deal with the nursing home. Such limitations may increase the competition that we face in providing services to nursing facility patients.

The Medicare program is a federally funded and administered health insurance program for individuals age 65 and over or who are disabled. The Medicare program consists of three parts: Part A, which covers, among other things, inpatient hospital, skilled nursing facility, home health care and certain other types of health care services; Medicare Part B, which covers physicians= services, outpatient services, items and services provided by medical suppliers, and a limited number of specifically designated prescription drugs; and Medicare part C, established by The Balanced Budget Act of 1997 ("BBA"), which generally allows beneficiaries to enroll in additional types of Managed Care programs beyond the traditional Medicare fee for service program. Part C is generally referred to as "Medicare+ Choice." Many Medicare beneficiaries are being served through such Medicare+ Choice organizations. In addition to the limited Medicare coverage for specified products described above, some Medicare+ Choice organizations providing health care benefits to Medicare beneficiaries offer expanded drug coverage. The Medicare program establishes certain requirements for participation of providers and suppliers in the Medicare program. Pharmacies are not subject to such certification requirements. Skilled nursing facilities and suppliers of medical equipment and supplies, however, are subject to specified standards. Failure to comply with these requirements and standards may adversely affect a provider=s ability to participate in the Medicare program and receive reimbursement for services provided to Medicare beneficiaries. Medicare and Medicaid providers and suppliers are subject to inquiries or audits to evaluate their compliance with requirements and standards set forth under these government-sponsored programs. Such audits and inquiries, as well as NetCare=s own internal compliance programs, from time to time have identified overpayment and other billing errors resulting in repayment or self-reporting. NetCare believes that its billing practices materially comply with applicable state and federal requirements. However, there can be no assurance that such requirements will not be interpreted in the future in a manner inconsistent with NetCare=s interpretation and application. The Medicare and Medicaid programs are subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings, executive orders and freezes and funding reductions, all of which may adversely affect our business. There can be no assurance that payments for pharmaceutical supplies and services under the Medicare and Medicaid programs will continue to be based on current methodologies or remain comparable to present levels. In this regard, NetCare may be subject to rate reductions as a result of federal budgetary or other legislation related to the Medicare and Medicaid programs. In addition, various state Medicaid programs periodically experience budgetary shortfalls which may result in Medicaid payment reductions and delays in payment to NetCare.

In addition, the failure, even if inadvertent, of NetCare and/or its client institutions to comply with applicable reimbursement regulations could adversely affect our business. Additionally, changes in such reimbursement programs or in regulations related thereto, such as reductions in the allowable reimbursement levels, modifications in the timing or processing of payments and other changes intended to limit or decrease the growth of Medicaid and Medicare expenditures, could adversely affect our business.

Referral Restrictions. NetCare is subject to federal and state laws which govern financial and other arrangements between health care providers. These laws include the federal anti-kickback statute, which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration directly or indirectly in return for or to induce the referral of an individual to a person for the furnishing of any item or service for which payment may be made in whole or in part under federal health care programs. Many states have enacted similar statutes which are not necessarily limited to items and services for which payment is made by federal health care programs. Violations of these laws may result in fines, imprisonment, and exclusion from the federal programs or other state-funded programs. Federal and state court decisions interpreting these statutes are limited, but have generally construed the statutes to apply if "one purpose" of remuneration is to induce referrals or other conduct within the statute.

Federal regulations establish "safe harbors," which give immunity from criminal or civil penalties under the federal anti-kickback statute to parties meeting all of the safe harbor requirements. While the failure to satisfy all criteria for a safe harbor does not mean that an arrangement violates the statute, it may subject the arrangement to review by the HHS Office of Inspector General ("OIG"), which is charged with enforcing the federal anti-kickback statute. In response to requests the OIG issues written advisory opinions regarding the applicability of certain aspects of the anti-kickback statute to specific arrangements or proposed arrangements. Advisory opinions are binding as to the secretary and the party requesting the opinion.

The OIG issues "Fraud Alerts" identifying certain questionable arrangements and practices which it believes may implicate the federal anti-kickback statute. The OIG has issued a Fraud Alert providing its views on certain joint venture and contractual arrangements between health care providers. The OIG also issued a Fraud Alert concerning prescription drug marketing practices that could potentially violate the federal statute. Pharmaceutical marketing activities may implicate the federal anti-kickback statute because drugs are often reimbursed under the Medicaid program and, to a lesser extent, under the Medicare program. According to the Fraud Alert, examples of practices that may implicate the statute include certain arrangements under which remuneration is made to pharmacists to recommend the use of a particular pharmaceutical product.

The Ethics in Patient Referrals Act ("Stark I"), effective January 1, 1992, generally prohibits physicians from referring Medicare patients to clinical laboratories for testing if the referring physician (or a member of the physician's immediate family) has a "financial relationship," through ownership or compensation with the laboratory. The Omnibus Budget Reconciliation Act of1993 contains provisions commonly known as "Stark II" ("Stark II") expanding Stark I by prohibiting physicians from referring Medicare and Medicaid patients to an entity with which a physician has a "financial relationship" for the furnishing of certain items set forth in a list of "designated health services,"including outpatient prescription drugs, durable medical equipment, enteral supplies and equipment and other services. Subject to certain exceptions, if such a financial relationship exists, the entity is generally prohibited from claiming payment for such services under the Medicare or Medicaid programs, and civil monetary penalties may be assessed for each prohibited claim submitted.

On January 4, 2001, the Health Care Financing Administration ("HCFA") released the first part of the Stark II final rule. This final rule is divided into two phases. Phase I focuses on the provisions related to prohibited referrals, the general exception to ownership and compensation arrangement prohibitions and the related definitions. Most of Phase I of the rulemaking will become effective January 4, 2002. Phase II of the final rule is expected to be released in 2001. Phase II will cover the remaining portions of the statute, including those pertaining to Medicaid. Phase I of the final rule eases certain of the restrictions in the proposed rule. The final rule also, among other things: recognizes an exception for referrals for residents covered under a Part A skilled nursing facility stay; conforms certain physician supervision requirements to HCFA coverage and payment policies for the specific services; clarifies the definitions of designated health services and indirect financial relationships; and creates new exceptions for indirect compensation arrangements and fair market value transactions.

Other provisions in the Social Security Act and in other federal and state laws authorize the imposition of penalties, including criminal and civil fines and exclusions from participation in Medicare and Medicaid, for false claims, improper billing and other offenses.

In addition, a number of states have undertaken enforcement actions against pharmaceutical manufacturers involving pharmaceutical marketing programs, including programs containing incentives to pharmacists to dispense one particular product rather than another. These enforcement actions arose under state consumer protection laws which generally prohibit false advertising, deceptive trade practices, and the like.

NetCare believes its contract arrangements with other health care providers, its pharmaceutical suppliers and its pharmacy practices are in compliance with applicable federal and state laws. There can be no assurance that such laws will not, however, be interpreted in the future in a manner inconsistent with its interpretation and application.

Health Care Reform and Federal Budget Legislation. In recent years, federal legislation has resulted in major changes in the health care system, and included other provisions which could significantly effect healthcare providers, either nationally or at the state level. The BBA signed into law on August 5,1997, sought to achieve a balanced federal budget by, among other things, reducing federal spending on the Medicare and Medicaid programs. With respect to Medicare, the law mandates establishment of PPS for skilled nursing facilities under which facilities are paid a federal per diem rate for virtually all covered skilled nursing facility services, including ancillary services such as pharmacy. Payment is determined by one of 44 resource utilization group ("RUG") categories. PPS was implemented for cost reporting periods beginning on or after July 1, 1998. Prior to PPS, skilled nursing facilities under Medicare received cost-based reimbursement. In the Conference Report accompanying the BBA, the conferees specifically noted that, to ensure that the frail elderly residing in skilled nursing facilities receive needed and appropriate medication therapy, the Secretary of HHS is to consider, as part of PPS for skilled nursing facilities, the results of studies conducted by independent organizations, including those which examine appropriate payment mechanism and payment rates for medications therapy, and develop case mix adjustments that reflect the needs of such patients.

With respect to Medicare suppliers, the BBA also imposes limits on annual updates in payments to Medicare skilled nursing facilities for routine services, and institutes consolidated billing for items and services furnished to skilled nursing facility residents in a Medicare Part A covered stay and services for all non-physician Part B items and services for skilled nursing facility residents no longer eligible for Part A skilled nursing facility care. While this provision was to become effective July 1, 1998, it was delayed indefinitely and administratively. (Later, this provision was repealed except for services furnished to residents in a Part A skilled nursing facility stay and to therapy services covered under Part B below.)

The BBA also imposed numerous other cost savings measures affecting Medicare skilled nursing facility services. On November 29, 1999, Congress enacted the Medicare, Medicaid, SCHIP Balanced Budget Refinement Act of 1999 ("BBRA") which was designed to mitigate the effects of the BBA. The BBRA allows skilled nursing facilities to choose to receive the full federal PPS rates on or after December 15, 1999 (based upon the fiscal year-end of the skilled nursing facility) rather than participating in the three-year transition period. Also, effective April 1, 2000, the BBRA temporarily increased the PPS per diem rates by 20% for 15 patient acuity categories, including medically complex patients with generally higher pharmacy costs, pending appropriate revisions to the PPS. The increases will continue until HCFA implements a refined RUG system that better accounts for medically-complex patients. The revised rates may be more or less than the temporary 20% increase under the BBRA. The BBRA also provides for a 4% increase in payments otherwise determined under the BBA for all patient acuity categories for fiscal years 2001 and 2002 (in addition to the 20% increase in the 15 high acuity categories). NetCare believes these changes should improve the financial condition of skilled nursing facilities and provide incentives to increase occupancy and Medicare admissions, particularly among the more acutely ill.

The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 ("BIPA"), signed into law December 21, 2000, includes provisions designed to further mitigate the effects of reimbursement cuts contained in the BBA. Among other things, BIPA eliminates the scheduled reduction in the skilled nursing facility market basket update in fiscal year 2001, implemented in two phases. Specifically, the update rate for October 1, 2000 through March 31, 2001 is the market basket index ("MBI") increase minus 1 percentage point; the update for the period April 1,2001 through September 30, 2001 is the MBI increase plus 1 percentage point. This increase will not be included when determining payment rates for the subsequent period. In fiscal years 2002 and 2003, payment updates will equal the MBI increase minus 0.5 percentage point. Temporary increases in the federal per diem rates under the BBRA will be in addition to these payment increases. BIPA also increases payment for the nursing component of each RUG category by 16.66% for services furnished after April 1, 2001 and before October 1, 2002. Moreover, BIPA further refines the consolidated billing requirements. Specifically, effective January 1, 2001, the law limits consolidated billing requirements to items and services furnished to skilled nursing facility residents in a Medicare Part A covered stay and to therapy services covered under Part B. In other words, for residents not covered under a Part A stay, skilled nursing facilities may choose to bill for non-therapy Part B services and supplies, or they may elect to have suppliers continue to bill Medicare directly for these services. BIPA also modifies the treatment of the rehabilitation patient categories to ensure that Medicare payments for skilled nursing facility residents with "ultra high" and "high" rehabilitation therapy needs are appropriate in relation to payments for residents needing "medium" or "low"levels of therapy. Specifically, effective for services furnished on or after April 1, 2001 and before implementation of the refined RUG system (discussed above), the law increases by 6.7% the federal per diem payments for 14 rehabilitation categories, effective April 1, 2001. The 20% additional payment under the BBRA for three rehabilitation categories is removed to make this provision budget neutral. BIPA also permits the Secretary of HHS to establish a process for geographic reclassification of skilled nursing facilities based upon the method used for inpatient hospitals.

The BBA also mandates that suppliers obtain a surety bond as a condition of issuance or renewal of a Medicare Part B supplier number. In January 1998, new rules were proposed to establish additional supplier standards, including the requirement to obtain a surety bond. Under the proposal, a supplier would be required to obtain a surety bond for each tax identification number for which it has a Medicare supplier number.

In October 2000, HCFA issued final supplier standards, which expanded certain operational requirements for suppliers. In the final rule, HCFA decided to delay the surety bond rule pending "extensive changes" to this requirement. HCFA states that it will consider public comments received on the surety bond, primarily relating to costs, along with its experience with surety bonds for home health agencies and the General Accounting Office ("GAO") study of Medicare surety bonds, when it issues a proposed rule on surety bonds in the future. Until HCFA issues a final rule on this provision, there is no surety bond requirement for suppliers.

With respect to Medicaid, the BBA repealed the "Boren Amendment" federal payment standard for Medicaid payments to Medicaid nursing facilities effective October 1, 1997, giving states greater latitude in setting payment rates for such facilities. There can be no assurance that budget constraints or other factors will not cause states to reduce Medicaid reimbursement to nursing facilities or that payments to nursing facilities will be made on a timely basis. The law also grants states greater flexibility to establish Medicaid managed care programs without the need to obtain a federal waiver. Although these waiver projects generally exempt institutional care, including nursing facility and institutional pharmacy services, no assurances can be given that these programs ultimately will not change the reimbursement system for long-term care, including pharmacy services, from fee-for-service to managed care negotiated or capitate rates. NetCare is unable to predict what impact, if any, future Medicaid managed care systems might have on its operations.

On January 12, 2001, the Secretary of HHS issued final regulations to implement changes to the Medicaid "upper payment limit" requirements. The purpose of the rule is to stop states from using certain accounting techniques to inappropriately obtain extra federal Medicaid matching funds that are not necessarily spent on health care services for Medicaid beneficiaries. Although the rule will be phased in over eight years to reduce the adverse impact on certain states, the rule eventually could result in decreased federal funding to state Medicaid programs, which, in turn, could prompt certain states to reduce Medicaid reimbursements to providers, such as NetCare=s client nursing facilities and NetCare.

Although it is unclear what the long-term impact of PPS will be, since implementation the impact of PPS has been evidenced by an erosion of census for some facilities, lower acuity levels of residents in some nursing homes, lower pricing and an unfavorable payor mix for NetCare. While NetCare expects that the impact of PPS on the long-term care industry will continue to affect NetCare and its clients, it appears that the unfavorable operating trends experienced to date have begun to stabilize. NetCare anticipates that federal and state governments will continue to review and assess alternate health care delivery systems, payment methodologies and operational requirements for health care providers including protection of confidential patient information. It is not possible to predict the effect of elements of potential legislation or regulation, or the interpretation or administration of such legislation or regulation, including the adequacy and timeliness of payment to or costs required to be incurred by client facilities, on NetCare=s business. Accordingly, there can be no assurance that any such future health care legislation or regulation will not adversely affect NetCare=s business.

BIPA also clarifies HCFA policy with regard to coverage of drugs and biologicals, and addresses certain payment issues. Among other things, the Act specifies that payment for drugs under Part B must be made on the basis of assignment. In other words, the provider must accept the Medicare fee schedule amount as payment in full; beneficiaries are not liable for any out-of-pocket costs other than standard deductible and coinsurance payments. BIPA also mandates a study by the GAO on payment for drugs and biologicals under Medicare Part B, and requires the GAO to report to Congress and the Secretary of HHS within nine months of enactment on specific recommendations for revised payment methodologies.

BIPA also addresses HCFA's attempts to modify the calculation of average wholesale prices ("AWPs") of drugs, upon which Medicare and Medicaid reimbursement is based. The federal government has been actively investigating whether pharmaceutical manufacturers have been manipulating AWPs. In May 2000, HCFA proposed using new Department of Justice pricing data for updating Medicare payment allowances for drugs and biologicals, although HCFA withdrew this proposal in November 2000, citing the likelihood of Congressional action in this area. The Act establishes a temporary moratorium on direct or indirect reductions (but not increases) in payment rates in effect on January 1, 2001,until the Secretary reviews the GAO report.

It is uncertain at this time what additional health care reform initiatives, including a Medicare prescription drug benefit, if any, will be implemented, or whether there will be other changes in the administration of governmental healthcare programs or interpretations of governmental policies or other changes affecting the health care system. There can be no assurance that future healthcare or budget legislation or other changes will not have an adverse effect on NetCare=s business.

Health Information Practices

The Federal Health Insurance Portability and Accountability Act of 1996 ("HIPAA") authorized the Secretary of the Federal Department of Health and Human Services to issue standards for the privacy and security of medical records and other individually identifiable patient data. HIPAA requirements apply to health plans, healthcare providers and healthcare clearinghouses that transmit health information electronically. Regulations adopted to implement HIPAA also require that business associates acting for on or behalf of these HIPAA-covered entities be contractually obligated to meet HIPAA standards. Regulations setting standards for the format of electronic transactions became effective in October 2000.

Although HIPAA was intended ultimately to reduce administrative expenses and burdens faced within the healthcare industry, we believe the law will initially bring about significant and, in some cases, costly changes. HHS has released two rules to date mandating the use of new standards with respect to certain healthcare transactions and health information. The first rule requires the use of uniform standards for common healthcare transactions, including healthcare claims information, such as pharmacy claims, plan eligibility, referral certification and authorization, claims status, plan enrollment and disenrollment, payment and remittance advice, plan premium payments and coordination of benefits, and it establishes standards for the use of electronic signatures. HHS finalized the new transaction standards on August 17, 2000, and NetCare, as well as its nursing facility clients, will be required to comply with them by October 16, 2002.

Second, HHS developed new standards relating to the privacy of individually identifiable health information. In general, these regulations restrict the use and disclosure of medical records and other individually identifiable health information held or disclosed by health care providers and other affected entities in any form, whether communicated electronically, on paper, or orally, subject only to limited exceptions. In addition, the regulations provide patients with significant new rights to understand and control how their health information is used. These regulations do not preempt more stringent state laws and regulations that may apply to us. The privacy standards were issued on December 28, 2000, with an effective date of April 14, 2001, and a compliance date of April 14, 2003. In addition, HHS amended the final rule to allow additional public comment on the rule prior to the April 14, 2001 effective date. Congress and the Bush Administration are taking a careful look at the regulations, but NetCare does not know whether it will change the privacy standards or its compliance date.

Rules governing the security of health information have been proposed but have not yet been issued in final form. Once issued in final form, affected parties will have approximately two years to be fully compliant. Sanctions for failing to comply with HIPAA include criminal penalties and civil sanctions.

NetCare is evaluating the effect of HIPAA. At this time, NetCare anticipates that it will be able to fully comply with those HIPAA requirements that have been adopted. However, NetCare cannot at this time estimate the cost of such compliance, nor can NetCare estimate the cost of compliance with standards that have not yet been finalized by HHS or which may be revised. The new and proposed health information standards are likely to have a significant effect on the manner in which NetCare handles health data and communicate with payors. NetCare cannot assure you that any inability to comply with existing or future standards, or the cost of its compliance with such standards, will not have a material adverse effect on its business, financial condition or results of operations.

The OIG has issued guidance to various sectors of the healthcare industry to help providers design effective voluntary compliance programs to prevent fraud, waste and abuse in healthcare programs, including Medicare and Medicaid.

Environmental Matters

In operating its facilities, historically NetCare has not encountered any major difficulties in effecting compliance with applicable pollution control laws. No material capital expenditures for environmental control facilities are expected. While NetCare cannot predict the effect which any future legislation, regulations, or interpretations may have upon its operations, NetCare does not anticipate any changes that would have a material adverse impact on its operations.

Sales and Marketing

NetCare believes that the sales and marketing skills of its employees have been instrumental in its growth to date and will be critical to its future success. NetCare emphasizes to its employees the importance of patient base growth and retention by providing quality service to health care facilities and their patients. The sales representatives employed by NetCare include registered pharmacists who market all of its services and products and are responsible for maintaining and expanding its relationships with institutional health care facilities. NetCare=s personnel are instructed on methods of serving the institutional health care facilities by counseling them on new procedures and medical technologies. NetCare emphasizes the cross-marketing of all its products to health care facilities with which its salespeople have already developed professional relationships.

Employees

As of September 30, 2001, NetCare employed 20 persons on a full-time basis including one executive officer, one administrative personnel and 18 service providers. None of NetCare=s employees is a member of a labor union. NetCare considers its relationship with its employees to be good.

Property

NetCare leases a 9,400 square foot facility in Middletown, Connecticut at a monthly rental of $8,000 per month. The lease expires in December 2009.

Legal Proceedings

There are no material legal proceedings pending or, to NetCare=s best knowledge, threatened against us.

MANAGEMENT=S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements, the notes to our financial statements and the other financial information contained elsewhere in this information statement.

Results of Operations- NetCare Health Services, Inc (pro forma)

Nine months ended July 31, 2001 as compared with the twelve months ended October 31, 2000 and the nine months ended July 31, 2000.

Revenues

For the nine months ended July 31, 2001 revenues were $5,403,355 as compared with revenues of $5,033,296 for the twelve months ended October 31, 2000 and $3,332,833 for the nine months ended July 31, 2000. The 51.0% increase in revenues in the twelve months ended October 31, 2000 as compared with the nine months ended July 31, 2000 is primarily due to the inclusion of an additional three month period in the twelve months ended October 31, 2000. The 62.1% increase in revenues for the nine months ended July 31, 2001 as compared with the nine months ended July 31, 2000 is principally due to an increase in the client base during fiscal 2001 coupled with a two month start-up period in fiscal 2000 in which no revenues were generated.

Gross Profit

For the nine months ended July 31, 2001 gross profit was $1,738,601 as compared with $1,456,336 for the twelve months ended October 31, 2000 and $896,609 for the nine months ended July 31, 2000. As a percentage of revenues, gross margins were 32.2%, 28.9% and 26.9%, respectively. The increase in gross profit as a percentage of revenues for the twelve months ended October 31, 2000 as compared with the nine months ended July 31, 2000 is primarily a result of a significant increase in Medicare B revenues which carry a substantially higher margin than pharmaceutical sales. The increase in gross profit as a percentage of revenues for the nine months ended July 31, 2001 as compared with the nine months ended July 31, 2000 is a combination of an increase in Medicare B revenues in fiscal 2001 as compared to 2000 and more favorable purchasing of pharmaceuticals that resulted in lower product costs due to volume and negotiated discounts.

Operating expenses

For the nine months ended July 31, 2001 operating expenses were $862,661 as compared with $1,018,109 for the twelve months ended October 31, 2000 and $670,465 for the nine months ended July 31, 2001. As a percentage to total revenues, operating expenses were 16.0%, 20.2% and 20.1%, respectively. The decrease in operating expenses as a percentage of revenues for the nine months ended July 31, 2001 as compared with the nine months ended July 31, 2000 and twelve months ended October 31, 2000 were primarily a result of decreased fulfillment salaries and delivery expenses, on a percentage basis, over a higher volume of revenues.

General, administrative and other expenses

For the nine months ended July 31, 2001 general, administrative and other expenses were $733,736 as compared with $779,520 for the twelve months ended October 31, 2000 and $512,596 for the nine months ended July 31, 2000. As a percentage of revenues, general, administrative and other expenses were 13.6%, 15.5% and 15.4%, respectively. The decrease in general, administrative and other expenses as a percentage of revenues in the nine months ended July 31, 2001 as compared to the nine months ended July 31, 2000 and twelve months ended October 31, 2000 was principally a result of cost controls in salaries and other office expenses partially offset by an increase in accounting, legal and consulting expenses. In addition, bad debt expense was markedly lower in fiscal 2001 as collection efforts were more aggressively managed.

Depreciation expense

For the nine months ended July 31, 200 depreciation expenses were $21,474 as compared with $13,710 and $7,570 for the twelve months ended October 31, 2000 and the nine months ended July 31, 2000, respectively. Higher depreciation expenses in fiscal 2001 were directly attributable to a full year=s depreciation charged on fiscal 2000 asset additions coupled with an increase in fixed asset acquisitions during fiscal 2001.

Interest expense

For the nine months ended July 31, 2001 net interest expense was $21,474 as compared with $36,957 and $17,168 for the twelve months ended October 31, 2000 and the nine months ended July 31, 2000, respectively. Higher interest expense during fiscal 2001 resulted from higher average amounts of debt outstanding, principally in intercompany borrowings.

Liquidity and Capital Resources

NetCare Health Services, Inc. has funded its requirements for working capital primarily through cash flow from operations, shareholder loans, institutional financing and other borrowings. As of July 31, 2001 NetCare Health Services, Inc. had working capital of $669,066 and a debt to equity ratio of 15.7.

In February 2000, NetCare Health Services, Inc. entered into a line of credit with BankBoston in the amount of $40,000. The line of credit bears interest at 2% over BankBoston=s base rate, is secured by all of the assets of NetCare Health Services, Inc. and is payable upon demand. As of July 31, 2001, the outstanding balance of the line of credit was $40,000.

During April 2000, NetCare Health Services, Inc. entered into a revolving promissory note with CarePortal.com, LLC the indirect parent and sole shareholder of NetCare Health Services, Inc. Pursuant to the promissory note, NetCare Health Services, Inc. may borrow up to $750,000. The note bears interest at the rate of 10% per annum and is payable in full as to interest and principal on January 31, 2003. As of July 31, 2001 the principal amount outstanding pursuant to the note was $485,948 and unpaid interest under this note totaled $60,177. During the nine months ended July 31, 2001, NetCare Health Services, Inc. made principal payments of $17,500 in connection with this note.

In April 2000, in connection with the acquisition of all of the capital stock of NetCare Health Services, Inc., the sole shareholder made a capital contribution of $320,000.

For the year ended October 31, 2000, net cash increased by $38,379 principally due to an increase in investment activities of $1,223,448 which were offset by capital expenditures of $157,847, changes in net assets of $782,247 and operating losses of $244,975.

For the nine months ended July 31, 2001, net cash increased by $213,053 primarily resulting from operating income of $40,170 and decreases in net assets totaling $312,059. These increases were offset by net repayments of debt totaling $137,500 and capital expenditures of $1,676.

For the year ended October 31, 2000 and the nine months ended July 31, 2001 net cash used in investing activities was attributable to the purchase of property and equipment in the amounts of $157,847 and $1,676, respectively.

For the year ended October 31, 2000, net cash provided by financing activities was $1,223,448 which principally was a result of proceeds from a bank loan in the amount of $40,000, proceeds from a long-term note of $300,000, capital investment of $320,000 and shareholder loans of $63,448.

For the nine months ended July 31, 2001, net cash used by financing activities was $137,500, which resulted from the payment of a long-term note of $300,000, payment of a short-term note of $60,000, payments on the shareholder loans of $77,500 offset by proceeds from a short-term note of $300,000.

Although NetCare Health Services, Inc. has no material commitments for capital expenditures, NetCare Health Services, Inc. anticipates an increase in capital expenditures consistent with its anticipated growth in operations, infrastructure and personnel.

NetCare Health Services, Inc.=s capital requirements depend on numerous factors, including, market acceptance of its services, the resources it devotes to marketing and selling its services and capital expenditures and other factors. NetCare Health Services, Inc. believes that its current cash will be sufficient to meet its anticipated needs for working capital, capital expenditures and business expansion for the next 12 months. However, if cash generated from operations is insufficient to satisfy its liquidity requirements, it may seek to sell additional equity or debt securities. The sale of additional equity or debt securities could result in additional dilution to stockholders. There can be no assurance that financing will be available in amounts required or on acceptable terms, if at all.

RISK FACTORSRISK FACTORS

This offering involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our shares of common stock.

NetCare cannot assure you that it will be able to successfully market its products and services to additional institutional health care facilities or increase sales of the products and services which NetCare offers to its existing clients.

NetCare expects to incur substantial expenses as it continues its marketing activities. Market acceptance of its products and services will depend upon the pricing of its products and services and its ability to offer high quality products and services. In order for NetCare=s business plan to be successful, NetCare believes that it must sell its products and services to additional institutional health care facilities and increase the sale of products and services which it offers to its existing clients. NetCare cannot assure you that it will be successful in implementing its business plan.

NetCare has a limited operating history and it may not be able to achieve or maintain profitability.

NetCare has a limited operating history. NetCare cannot assure you that it will achieve or maintain profitability. NetCare cannot assure you that it will be able to market its products and services to additional institutional health care facilities or increase the products and services which it offers to its existing clients. Such events could cause NetCare to incur substantial operating losses.

NetCare may not be able to pursue its plans for expansion, if it is unable to raise additional capital.

NetCare believes that the available cash and anticipated cash flow from operations will be sufficient to satisfy its anticipated capital requirements for approximately 12 months. However, NetCare anticipates that it will require additional financing to pursue its plans for expansion. Such financing may take the form of the issuance of common stock or preferred stock or debt securities, or may involve bank or other lender financing. NetCare cannot assure you that it will be able to obtain such additional financing on a timely basis, on favorable terms, or at all.

If NetCare is unable to effectively manage its plan of rapid expansion, NetCare will not achieve profitability.

NetCAre plans to rapidly expand all aspects of its operations. As a result, it needs to expand its financial and management controls, reporting systems and procedures. NetCare will also have to expand, train and manage its work force for marketing, sales and technical support, product development, and manage multiple relationships with various customers, vendors, strategic partners and other third parties. If NetCare is unable to manage its growth effectively, it may be unable to handle its operations, control its profitability may be impaired.

NetCare cannot assure you that suitable acquisition candidates will be identified, financed and purchased on acceptable terms, or that future acquisitions will, if completed, be successful.

NetCare intends to engage in a geographic expansion program which will incorporate an active acquisition program in long-term care pharmacy services. Acquisitions may increase leverage and debt service requirements, divert management time and attention, result in disparate company cultures and facilities, all of which could adversely affect its operating results. The success of any acquisition will depend, in part, on its ability to integrate effectively the acquired business. The integration process may involve unforeseen difficulties and delays and may utilize a substantial portion of its financial and other resources. NetCare cannot assure you that suitable acquisition candidates will be identified, financed and purchased on acceptable terms, or that future acquisitions will, if completed, be successful.

NetCare is dependent on a limited geographic market.

To date, all of NetCare=s revenues are derived from nursing home patients in New York and Connecticut. Any change in the regulatory environment in New York and Connecticut would materially adversely affect NetCare.

NetCare is dependent on its relationships with its institutional heath care clients.

Consistent with the institutional pharmacy industry, NetCare=s pharmacy related services are cancellable by either party on 30 day=s notice. NetCare cannot assure you that its customer contracts will be renewed and that NetCare will continue to serve all current facilities. In addition, Lexington Healthcare Group, Inc. owns or manages eight of the skilled nursing facilities to which NetCare provides its services. In the event that NetCare does not maintain its relationship with Lexington Healthcare Group, Inc. or in the event that there is a material adverse change in the business of Lexington Healthcare Group, Inc., then NetCare=s business may be harmed.

NetCare may be adversely affected by government regulation.

NetCare=s business is subject to extensive Federal, state and local regulations. The failure to obtain or renew any required regulatory approvals or licenses could adversely affect the continued operation of its business and its financial condition. In addition, the long term care facilities that contract for its services are also subject to Federal, state and local regulations and are required to be licensed in the states in which NetCare is located. The failure by these institutions to comply with such regulations or to obtain or renew any required license could result in the loss of its ability to provide pharmacy services to its residents. NetCare is also subject to Federal and state laws that prohibit certain direct and indirect payments between health care providers that are intended, among other things, to induce or encourage the referral of patients to, or the recommendation of, a particular provider of items or services. Violation of these laws can result in loss of licensure, civil and criminal penalties and exclusion from the Medicare and Medicaid programs.

Approximately 80% of NetCare=s billings are reimbursed by government sponsored programs, largely Medicaid and, to a lesser extent, Medicare, and the remainder is paid or reimbursed by individual patients, long term care facilities and other third party payers, including private insurers. Medicaid and Medicare are highly regulated. The failure of NetCare=s client institutions to comply with applicable reimbursement regulations could adversely affect its business. Additionally, changes in such reimbursement programs or in regulations related to such programs could adversely affect NetCare.

In recent years, a number of legislative proposals have been introduced in Congress that would effect major changes in the health care system, either nationally or at the state level. NetCare cannot determine the effect that future government regulations may have on its business.

The loss of any key personnel would disrupt NetCare=s operations and hurt its profitability.

NetCare=s future success depends to a significant extent on the continued services of its senior management and other key personnel, particularly, Edward Foster, Chairman and Chief Executive Officer, Dr. Jay Martinez, Chief Operating Officer, and Joseph Sienkiewicz, Chief Financial Officer. NetCare does not presently maintain keyman life insurance on the lives of Mr. Foster, Dr. Martinez and Mr. Sienkiewicz. The loss of the services of Mr. Foster, Dr. Martinez or Mr. Sienkiewicz would likely have a significantly detrimental effect on its business. If Mr. Foster, Dr. Martinez or Mr. Sienkiewicz becomes unwilling or unable to continue in their current positions, it would be significantly more difficult to operate NetCare=s business, which could hurt its financial condition and results of operations.

NetCare have many competitors which have substantially greater financial and other resources than it does and these competitors may negatively affect its business.

The long-term care pharmacy business is highly competitive. NetCare competes with local retail pharmacies, local and regional institutional pharmacies and pharmacies owned by long-term care facilities. Many of its competitors are larger and have substantially and other greater financially resources than NetCare. NetCare may not be able to compete effectively with its competitors.

NetCare=s business would be materially and adversely affected if it was unable to receive materials at prices and on terms presently made available to it by its principal suppliers.

NetCare presently purchases its pharmaceuticals and other supplies from a limited number of suppliers. Although NetCare believes that alternatives are readily available from other suppliers, it cannot assure you that it e will be able to continue to obtain desired quantities of supplies on a timely basis at prices and on terms deemed reasonable by NetCare. NetCare=s business would be materially and adversely affected if it was unable to continue to receive materials at prices and on terms comparable to those presently made available to it by its principal suppliers.

The market for the Company=s common stock may be volatile.

The Company=s shares of common stock are listed on the OTC Bulletin Board. The OTC Bulletin Board experiences a high level of price and volume volatility. Market prices for many companies, particularly small and emerging growth companies have experienced wide price fluctuations not necessarily related to their operating performance as such. In addition, the market prices of companies may be affected by world events such as the terrorist attacks on the United States on September 11, 2001.

$ The market price for the Company=s common stock may be affected by general stock market volatility;

$ Purchasers may have trouble reselling their stock;

$ Broker/dealers may not be able to resell the Company=s stock as easily as stocks which are traded on larger exchanges;

$ Financial results and various factors affecting the Company=s industry in general may significantly affect the market price for its common stock.

In addition, the Company=s shares of common stock may be subject to Rule 15g-9 under the Exchange Act. This rule imposes additional sales practice requirements on broker/dealers which sell such securities to persons other than established customers and accredited investors. Generally, these individuals have a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses. For transactions covered by this Rule, a broker/dealer must make a special suitability determination for the purchaser and have received the purchaser=s written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker/dealers to sell the Company=s common stock and may affect the ability of purchasers in the offering to sell their shares. The Company cannot assure you that it can sustain an active trading market.

(1) Amendment to Certificate of Incorporation

Increase in Authorized Common Stock

On December 11, the Board of Directors of the Company adopted and a majority of the stockholders approved, an amendment to the Company=s Articles of Incorporation in the form attached hereto as Exhibit III (i) to change our name to ANetCare Health Services, Inc.@ (ii) to increase the number of authorized shares of Common Stock, $.001 par value, from 30,000,000 to 1,000,000,000 shares; (iii) to authorize up to 5,000,000 shares of a new class of undesignated Preferred Stock ("Blank Check Preferred Stock") which would allow the Board of Directors of the Company to issue, without further shareholder action, one or more series of Preferred Stock, and (iv) to amend the Company=s Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company=s Common Stock of not less than 1 for 10 and not more than 1 for 40. The ratification by stockholders of the amendment to the Certificate of Incorporation will be effective 21 days after this Information Statement is sent to the stockholders.

The increase in the authorized shares of common stock will be utilized to issue shares of common stock to be utilized in the following transactions:

Acquisition of NetCare Health Services, Inc.

In December 2001, the Company, Digital HealthCare Services, Inc., a wholly-owned subsidiary of the Company, NetCare Health Services, Inc. and RXLTC.com, Inc. entered into a plan of reorganization. Pursuant to the plan of reorganization, Digital HealthCare Services, Inc. shall merge into NetCare Health Services, Inc. and the shares of common stock of NetCare Health Services, Inc. shall be converted into a minimum of 70% and a maximum of 75% of the shares of common stock of the Company. In the event that the Company consummates an additional financing of up to $2,000,000 then the stockholder of NetCare Health Services, Inc. shall surrender to the Company for cancellation the number of shares of common stock issuable in connection with such financing but not in excess of 19% of the number of shares of common stock outstanding if the current management of the company assists the company in placing such financing.

Based upon the number of shares of common stock outstanding and the number of shares of common stock issuable, it is anticipated that approximately 549,832,686 shares of common stock shall be issued in connection with the acquisition of NetCare Health Services, Inc.

Conversion of Debts

The Company has entered into agreements for the cancellation of indebtedness of approximately $800,000, including interest. In connection with such agreements, the Company has agreed to issue 23,593,333 shares of common stock.

Michael Kang and John W. Combs, principal stockholders, officers and directors have agreed to cancel indebtedness in the aggregate amount of $945,000 in exchange for the issuance of an aggregate of 31,500,000 shares of common stock and another employee has agreed to cancel indebtness of $57,700 in exchange for 1,933,333 shares of common stock.

Agreements to Issue Shares

The Company has entered into convertible notes in the aggregate amount of $175,000. In connection with the convertible notes, an aggregate of 8,750,000 shares of common stock are issuable.

In the second half of fiscal 2001, the Company entered into an agreement to issue 18,000,000 shares of common stock for a purchase price of $203,000. The Company has issued 8,750,000 shares pursuant to such agreement and an additional 9,250,000 shares of common stock are issuable. In connection with the agreement, Mr. Kang and Mr. Combs loaned the Company 2,700,896 shares of common stock, which will be reissued to Mr. Kang and Mr. Combs.

Options

The stockholders of the Company have adopted the 1999 Stock Option Plan to issue up to 4,000,000 shares of common stock and the 2001 Stock Option Plan to issue up to 15,000,000 shares of common stock. In addition, the Company has issued options to purchase 1,550,000 shares of common stock in connection with consulting services.

Additional Shares

The Company intends to issue approximately 70,000,000 shares of common stock in connection with consulting services and legal services.

The Company's current Certificate of Incorporation provides for an authorized capitalization consisting of 30,000,000 shares of Common Stock, $.001 par value per share. As of December 11. 2001, there were approximately 30,000,000 shares of Common Stock outstanding. The amendment to the Certificate of Incorporation will increase the authorized shares of Common Stock by 970,000,000 shares.

The additional authorized shares of Common Stock will be available for possible stock dividends, future financings, and acquisitions, employee benefit programs and other corporate purposes. The increase in the authorized number of shares of Common Stock is expected to provide the Company greater flexibility and enable it to take advantage of favorable opportunities in which the issuance of Common Stock might be appropriate without the expense and delay of a special stockholders meeting.

The increased number of authorized shares of Common Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of stockholders of the Company will be required, except as provided under Delaware law or under the rules of any national securities exchange or market on which shares of Common Stock of the Company are at the time listed.

The increase in the authorized Common Stock may facilitate certain anti-takeover devices that may be advantageous to management if management attempts to prevent or delay a change of control. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving the Company. By use of anti-takeover devices, the Board may thwart a merger or tender offer even though stockholders might be offered a substantial premium over the then current market price of the Common Stock. Except as described in this Information Statement, at the present time, the Company is not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company. While the amendment may have anti-takeover ramifications, the Board of Directors believes that financial flexibility offered by the amendment outweighs any disadvantages.

Blank Check Preferred Stock

The resolution to amend the Certificate of Incorporation authorizes 5,000,000 shares of Blank Check Preferred Stock which will permit the Board of Directors to authorize and issue Preferred Stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights and special rights and qualifications of any such series. Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and increasing the number of votes required to approve a change in control of the Company.

It is not possible to state the effects of the amendment upon the rights of the holders of Common Stock until the Board determines the respective rights of the holders of one or more series of Preferred Stock. The effects of such issuance could include, however, (i) reductions of the amount otherwise available for payment of dividends on Common Stock; (ii) restrictions on dividends on Common Stock; (iii) dilution of the voting power of Common Stock; and (iv) restrictions on the rights of holders of Common Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of Preferred Stock.

The amendment will give the Company increased financial flexibility as it will allow shares of Preferred Stock to be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purpose could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties.

Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board to issue such additional shares of Preferred Stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of Preferred Stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally. At the present time, the Company is not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company. While the amendment may have anti-takeover ramifications, the Board of Directors believes that financial flexibility offered by the amendment outweighs any disadvantages.

Reverse stock split

On December 11, 2001, the Board of Directors of the Company adopted and a majority of the stockholders approved a reverse stock split of the outstanding shares of common stock of the Company of not less than one for 10 and not more than one for 40 (the AReverse Stock Split@) which will be effective 21 days after this Information Statement is sent to the stockholders at the discretion of the Board of Directors. Our Board of Directors has determined that it would be advisable to effect a Reverse Stock Split that would reduce the number of shares of the Company=s outstanding common stock in order to increase the trading price and liquidity of the Company=s common stock on the National Association of Securities Dealers Inc. OTC Bulletin Board. If a Reverse Stock Split were to be implemented, the number of shares of the Company=s common stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged.

Our Board of Directors will be able to determine the most appropriate time to effectuate the Reverse Stock Split, if at all, by filing an amendment to the Company's Certificate of Incorporation in the form attached as Exhibit III. Our Board of Directors will decide whether to file the amendment based on factors such as prevailing market conditions and prevailing trading prices of our common stock.

Reasons for the reverse stock split

The primary purpose of the Reverse Stock Split is to combine the outstanding shares of the common stock of Digital Commerce International, Inc. into a smaller number of shares so that the shares will trade at a significantly higher price per share than their recent trading prices. The Board of Directors believes that the price per share is discouraging potential new investors and decreasing the liquidity of the common stock of Digital Commerce International, Inc.

For the above reason, we believe that having the ability to effectuate the Reverse Stock Split is in the best interests of Digital Commerce International, Inc. and its stockholders. We anticipate that, following the consummation of the Reverse Stock Split, the common stock of Digital Commerce International, Inc. will trade at a price per share that is proportionately higher than current market prices. However, there can be no assurances that the Reverse Stock Split, if implemented, will have the desired effect of proportionately raising the common stock price of Digital Commerce International, Inc.

Implementation and effects of the reverse stock split

To effectuate a Reverse Stock Split, the Board of Directors would:

(2) Determine which, if any, of the Reverse Stock Splits of not less than one for 10 and not more than one for 40 is advisable, based on market and other relevant conditions and circumstances and the trading prices of the common stock of Digital Commerce International, Inc. at that time; and

(3) Direct management to file an amendment of the Company=s Certificate of Incorporation with the Delaware Secretary of State that would specify that, on the filing of the amendment, every 10 to 40 shares (depending on the Reverse Stock Split selected by the Board of Directors) of Digital Commerce International, Inc. common stock outstanding would automatically be combined and converted into one share. For example, if the Board of Directors selected a one for 20 Reverse Stock Split, the amendment would specify that every 20 shares of Digital Commerce International, Inc. common stock outstanding be combined and converted into a single share.

We estimate that, following the Reverse Stock Split, Digital Commerce International, Inc. would have approximately the same number of stockholders and, except for the effect of fractional shares as described below, the completion of the Reverse Stock Split would not affect any stockholder=s proportionate equity interest in Digital Commerce International, Inc. Therefore, by way of example, a stockholder who owns a number of shares that, prior to the Reverse Stock Split, represented one-half of a percent of the outstanding shares of Digital Commerce International, Inc., would continue to own one-half of a percent of its outstanding shares after the Reverse Stock Split.

The Reverse Stock Split also will not affect the number of shares of common stock that the Board of Directors is authorized to issue, which will remain unchanged at 1,000,000,000 shares after the amendment described above. However, it will have the effect of increasing the number of shares available for future issuance, because of the reduction in the number of shares that will be outstanding after giving effect to the Reverse Stock Split.

Fractional Shares

Implementation of a Reverse Stock Split will result in some stockholders owning a fractional share of common stock. To avoid such a result, stockholders that would otherwise be entitled to receive a fractional share of Digital Commerce International, Inc. common stock as a consequence of the Reverse Stock Split will, instead, receive from Digital Commerce International, Inc. an additional share of common stock.

Exchange of Stock Certificates

Effective Date. The combination of, and reduction in, the number of the outstanding shares of Digital Commerce International, Inc. as a result of the Reverse Stock Split will occur automatically on the date that the Reverse Stock Split amendment is filed with the Delaware Secretary of State (the "Effective Date"), without any action on the part of our stockholders and without regard to the date that stock certificates representing the shares prior to the Reverse Stock Split are physically surrendered for new stock certificates.

Exchange of Stock Certificates. As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of the common stock of Digital Commerce International, Inc. to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of the common stock of Digital Commerce International, Inc. such stockholder is entitled to receive as a result of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of the common stock of Digital Commerce International, Inc. prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of the common stock of Digital Commerce International, Inc. that he or she holds as a result of the Reverse Stock Split and any cash payable in lieu of a fractional share.

Effect of Failure to Exchange Stock Certificates. After the Effective Date, each certificate representing shares of the common stock of Digital Commerce International, Inc. outstanding prior to the Effective Date (an "Old Certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of the common stock of Digital Commerce International, Inc. into which the shares of the common stock of Digital Commerce International, Inc. evidenced by such certificate have been converted by the Reverse Stock Split. However, the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date, until the Old Certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the Old Certificates, all such unpaid dividends or distributions will be paid without interest.

(4) Ratification of Marks Paneth & Shron LLP as independent public accountants of the Company

The Board of Directors has selected the accounting firm of Marks Paneth & Shron LLP to serve as independent auditors of the Company for the year ending October 31, 2001 and such decision was ratified by a majority of the stockholders.

The Company has been advised by Marks Paneth & Shron, LLP that neither the firm nor any of their associates has any relationship with the Company or any affiliate of the Company. If Marks Paneth & Shron LLP shall decline to act or otherwise become incapable of acting, or if their appointment is otherwise discontinued, the Board of Directors will appoint other independent auditors whose appointment for any period subsequent to the next Annual Meeting of the Stockholders shall be subject to approval by the stockholders at that meeting.

Change in Accountants

Crouch Bierwolf & Associates and Grant Thornton LLC served as the independent accountants in connection with the audit of the Company=s financial statements for the years ended October 31, 2000 and October 31, 1999, respectively. In May 2001, the Company and Crouch Bierwolf & Associates mutually agreed to terminate their relationship and the Company engaged Marks Paneth & Shron LLP to serve as its auditors. The report of the independent certified public accountant for the year ended October 31, 2000 did not express an adverse opinion or disclaimer of opinion, but expressed substantial doubt about the Company=s ability to continue as a going concern. The change to Marks Paneth & Shron LLP was ratified by the Company=s board of directors. The Company believes, and has been advised by Crouch Bierwolf & Associates and Grant Thorton LLC that they concur in such belief, that in connection with the audits of the Company=s financial statements for the fiscal years ended October 31, 2000 and 1999 and subsequent thereto, the Company and such firms did not have any disagreement as of the date of their termination on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of such firms would have caused such firms to make reference to the matter in their reports.

(5) Stock Option Plans

On June 17, 1999, the Board of Directors of the Company adopted, and in May 2001, a majority of the Company's stockholders approved, the 1999 Stock Option Plan (the A1999 Plan@) which will be effective 21 days after this Information Statement is sent to the stockholders. On December 11, 2001, the Board of Directors adopted and a majority of the stockholders approved the 2001 Stock Option Plan (the A2001 Plan@) which will be effective 21 days from this Information Statement is sent to the stockholders. The 1999 Plan and 2001 Plan are referred to as the APlans.@

The Plans provide for the grant to employees, officers, directors, consultants and independent contractors of non-qualified stock options as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 (ACode@). The purpose of the Plans is to enable the Company to attract and retain qualified persons as employees, officers and directors and others whose services are required by the Company, and to motivate such persons by providing them with an equity participation in the Company.

The Plans are administered by the Compensation Committee of the Board of Directors (the 'Committee'), which has, subject to specified limitations, the full authority to grant options and establish the terms and conditions for vesting and exercise thereof. The exercise price of incentive stock options granted under the Plans is required to be no less than the fair market value of the common stock on the date of grant (110% in the case of a greater than 10% stockholder). The exercise price of non-qualified stock options is required to be no less than 85% of the fair market value of the common stock on the date of grant. Options may be granted for terms of up to 10 years (5 years in the case of incentive stock options granted to greater than 10% stockholders). No optionee may be granted incentive stock options such that the fair market value of the options which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by, or ceases to have a relationship with the Company, such optionee's options expire six months after termination of the employment or consulting relationship by reason of death, one year after termination by reason of permanent disability, immediately upon termination for cause and three months after termination for any other reason.

In order to exercise an option granted under the Plans, the optionee must pay the full exercise price of the shares being purchased. Payment may be made either: (i) in cash; (ii) at the discretion of the Committee, by delivering shares of common stock already owned by the optionee that have a fair market value equal to the applicable exercise price; or (iii) in the form of such other consideration as may be determined by the Committee and permitted by applicable law.

Subject to the foregoing, the Committee has broad discretion to describe the terms and conditions applicable to options granted under the Plans. The Committee may at any time discontinue granting options under the Plans or otherwise suspend, amend or terminate the Plans and may, with the consent of an optionee, make such modification of the terms and conditions of such optionee's option as the Committee shall deem advisable. However, the Committee has no authority to make any amendment or modifications to the Plans or any outstanding option which would: (i) increase the maximum number of shares which may be purchased pursuant to options granted under the Plans, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments; (ii) change the designation of the class of employees eligible to receive qualified options; (iii) extend the terms of the Plans or the maximum option period thereunder; (iv) decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the Plans, except in connection with certain antidilution adjustments; or (v) cause qualified stock options issued under the Plans to fail to meet the requirements of incentive stock options under Section 422 of the Code. Any such amendment or modification shall be effective immediately, subject to stockholder approval thereof within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the Plans.

The Plans are designed to meet the requirements of an incentive stock option plan as defined in Code Section 422. As a result, an optionee will realize no taxable income, for federal income tax purposes, upon either the grant of an incentive stock option under the Plans or its exercise, except that the difference between the fair market value of the stock on the date of exercise and the exercise price is included as income for purposes of calculating Alternative Minimum Tax. If no disposition of the shares acquired upon exercise is made by the optionee within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon the subsequent sale of the shares will be taxable as a capital gain. In such case, the Company will be entitled to no deduction for federal income tax purposes in connection with either the grant or the exercise of the option. If, however, the optionee disposes of the shares within either of the periods mentioned above, the optionee will realize earned income in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition if less) over the exercise price, and the Company will be allowed a deduction for a corresponding amount.

1999 Plan Benefits

The following table provides information regarding the benefits to executive officers, executive officers as a group, and non-executives for the 1999 Stock Option Plan:

PLAN BENEFITS 1999 Stock Option Plan
Name and Position	Options Granted	Exercise Price	Expiration
Michael Kang Chairman and Chief Executive Officer	575,000 200,000	.05 .05	12/08 12/08
John W. Combs Executive Vice President, Secretary and Director	575,000 200,000	.05 .05	12/08 12/08
Executive Group	1,550,000.05		12/08
Non-Executive Group	1,128,000.05		12/08

See Exhibit 99 for Financials

EXHIBITS

EXHIBIT I Resolutions adopted by consent of majority shareholders

EXHIBIT II Notice to Stockholders Pursuant to Section 228(d) of the General Corporation Law of Delaware

EXHIBIT III Amendment to Certificate of Incorporation

EXHIBIT IV 1999 Stock Option Plan

EXHIBIT V 2001 Stock Option Plan

EXHIBIT VI Plan of Reorganization among Digital Commerce International, Inc., Digital HealthCare Services, Inc., NetCare Health Services, Inc. and RXLTC.com, LLC.

EXHIBIT I

RESOLUTIONS ADOPTED

BY CONSENT OF MAJORITY STOCKHOLDERS

OF

DIGITAL COMMERCE INTERNATIONAL, INC.

Pursuant to Section 228 of the General Corporation Law of the State of Delaware, the below listed consenting stockholders as majority stockholders of Digital Commerce International, Inc., a Delaware corporation (the "Corporation"), hereby consent to the adoption of the following resolutions with the same force and effect as if adopted by a vote at a duly convened meeting of the stockholders of the Corporation:

RESOLVED, that the Corporation's Certificate of Incorporation be amended by amending Paragraph Fourth thereof to read in its entirety as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one billion five million (1,005,000,000) which shall consist of (i) one billion (1,000,000,000) shares of common stock, $.001 par value per share (the "Common Stock"), and (ii) five million (5,000,000) shares of preferred stock, $.001 par value share (the "Preferred Stock").

PART A

COMMON STOCK

(i) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

(ii) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the General Corporation Law of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

(iii) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by such holder, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, or any resolutions adopted by the Board of Directors pursuant thereto, with respect to the Preferred Stock.

PART B

PREFERRED STOCK

Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware.

Without limiting the generality of the foregoing paragraph, the authority of the Board of Directors with respect to each series of Preferred Stock shall include, without limitation, the determination of any of the following matters:

(6) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

(7) the rights of holders of shares of such series to receive dividends thereon and the dividend rates, the conditions and time of payment of dividends, the extent to which dividends are payable in preference to, or in any other relation to, dividends payable on any other class or series of stock, and whether such dividends shall be cumulative or noncumulative;

(8) the terms and provisions governing the redemption of shares of such series, if such shares are to be redeemable;

(9) the terms and provisions governing the operation of retirement or sinking funds, if any;

(10) the voting power of such series, whether full, limited or none;

(11) the rights of holders of shares of such series upon the liquidation, dissolution or winding up of, or upon distribution of the assets of, the Corporation;

(12) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, any other class of stock, or of any series thereof, and the prices or rates for such conversions or exchanges, and any adjustments thereto; and

(13) any other preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

(14)

The shares of each series of Preferred Stock may vary from the shares of any other series of Preferred Stock as to any of such matters.

The Certificate Establishing and Designating the Rights Preferences and Restrictions of Series A Preferred Stock of the Corporation filed in the Delaware Secretary of State=s office on the 16th day of February 2000 is revoked. No shares of Series A Preferred Stock have been issued.

RESOLVED, that the filing by the Corporation of a Certificate of Amendment to the Corporation's Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate the amendments referred to in the foregoing resolution is hereby authorized and approved provided such filing shall not be made until 21 calendar days after the Corporation has sent an information statement pertaining to the foregoing amendment to each of its shareholders pursuant to Rule 14c-2 of the Securities Exchange Act of 1934.

RESOLVED, that the Corporation=s Certificate of Incorporation to effect a one for 10 to one for 40 reverse stock split at the discretion of the Board of Directors shall be amended at the discretion of the Board of Directors by adding the following paragraph as the last paragraph of Article Fourth:

AEffective at ________a.m. Eastern Standard Time on the date of filing of the Certificate of Amendment with the Delaware Secretary of State, each ___ outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated and each fractional share resulting from such aggregation shall be rounded up to the nearest whole share.@

RESOLVED, that the filing by the Corporation of a Articles of Amendment to the Corporation's Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate the amendments referred to in the foregoing resolution is hereby authorized and approved provided such filing shall not be made until 21 calendar days after the Corporation has sent an information statement pertaining to the foregoing amendment to each of its shareholders pursuant to Rule 14c-2 of the Securities Exchange Act of 1934.

RESOLVED, that the stockholders do hereby approve and adopt a stock option plan in the same form annexed hereto which provides for, among other matters, (i) incentive and non-qualified stock options, (ii) administration by a committee of the Board in compliance with the requirements of Section 422A of the Code, (iii) the issuance of up to 4,000,000 shares of Common Stock of the Corporation, (iv) at such exercise prices for incentive stock options as may be required pursuant to Section 422A, which exercise prices may be paid, at the discretion of and pursuant to terms set by, the Board or any committee of the Board responsible for administering such plan, by surrender of the option, such plan to be known as the A1999 Stock Option Plan@. This resolution shall become effective 21 calendar days after the Corporation has sent an information statement pertaining to the foregoing amendment to each of its shareholders pursuant to Rule 14c-2 of the Securities Exchange Act of 1934.

RESOLVED, that the stockholders do hereby approve and adopt a stock option plan in the same form annexed hereto which provides for, among other matters, (i) incentive and non-qualified stock options, (ii) administration by a committee of the Board in compliance with the requirements of Section 422A of the Code, (iii) the issuance of up to 15,000,000 shares of Common Stock of the Corporation, (iv) at such exercise prices for incentive stock options as may be required pursuant to Section 422A, which exercise prices may be paid, at the discretion of and pursuant to terms set by, the Board or any committee of the Board responsible for administering such plan, by surrender of the option, such plan to be known as the A2001 Stock Option Plan@. This resolution shall become effective 21 calendar days after the Corporation has sent an information statement pertaining to the foregoing amendment to each of its shareholders pursuant to Rule 14c-2 of the Securities Exchange Act of 1934.

RESOLVED, that any and all action heretofore or hereafter taken in retaining Marks Paneth & Shron LLP as the Corporation=s auditors for the fiscal year ending October 31, 2001 be, and the same hereby are, ratified, approved and confirmed. This resolution shall become effective 21 calendar days after the Corporation has sent an information statement pertaining to the foregoing amendment to each of its shareholders pursuant to Rule 14c-2 of the Securities Exchange Act of 1934.

Dated: December 11, 2001

The undersigned shareholders, being the beneficial owners of a majority of the outstanding shares of Common Stock of the Corporation, consent to the adoption of the above resolutions:

____________________________________

____________________________________

____________________________________

____________________________________

EXHIBIT II

DIGITAL COMMERCE INTERNATIONAL, INC.

NOTICE TO STOCKHOLDERS PURSUANT TO

SECTION 228(d) OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

NOTICE IS HEREBY GIVEN that on ____________, 2001, acting pursuant to Section 228 of the General Corporation Law of the State of Delaware the below listed consenting stockholders as majority stockholders of Digital Commerce International, Inc., a Delaware corporation (the "Corporation"), hereby consent to the adoption of the following resolutions with the same force and effect as if adopted by a vote at a duly convened meeting of the stockholders of the Corporation:

RESOLVED, that the Corporation's Certificate of Incorporation be amended by amending Paragraph Fourth thereof to read in its entirety as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one billion five million (1,005,000,000) which shall consist of (i) one billion (1,000,000,000) shares of common stock, $.001 par value per share (the "Common Stock"), and (ii) five million (5,000,000) shares of preferred stock, $.001 par value share (the "Preferred Stock").

PART A

COMMON STOCK

(i) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

(ii) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the General Corporation Law of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

(iii) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by such holder, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, or any resolutions adopted by the Board of Directors pursuant thereto, with respect to the Preferred Stock.

PART B

PREFERRED STOCK

Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware.

Without limiting the generality of the foregoing paragraph, the authority of the Board of Directors with respect to each series of Preferred Stock shall include, without limitation, the determination of any of the following matters:

(15) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

(16) the rights of holders of shares of such series to receive dividends thereon and the dividend rates, the conditions and time of payment of dividends, the extent to which dividends are payable in preference to, or in any other relation to, dividends payable on any other class or series of stock, and whether such dividends shall be cumulative or noncumulative;

(17) the terms and provisions governing the redemption of shares of such series, if such shares are to be redeemable;

(18) the terms and provisions governing the operation of retirement or sinking funds, if any;

(19) the voting power of such series, whether full, limited or none;

(20) the rights of holders of shares of such series upon the liquidation, dissolution or winding up of, or upon distribution of the assets of, the Corporation;

(21) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, any other class of stock, or of any series thereof, and the prices or rates for such conversions or exchanges, and any adjustments thereto; and

(22) any other preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

The shares of each series of Preferred Stock may vary from the shares of any other series of Preferred Stock as to any of such matters.

The Certificate Establishing and Designating the Rights Preferences and Restrictions of Series A Preferred Stock of the Corporation filed in the Delaware Secretary of State=s office on the 16th day of February 2000 is revoked. No shares of Series A Preferred Stock have been issued.

RESOLVED, that the filing by the Corporation of a Certificate of Amendment to the Corporation's Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate the amendments referred to in the foregoing resolution is hereby authorized and approved provided such filing shall not be made until 21 calendar days after the Corporation has sent an information statement pertaining to the foregoing amendment to each of its shareholders pursuant to Rule 14c-2 of the Securities Exchange Act of 1934.

RESOLVED, that the Corporation=s Certificate of Incorporation be amended to effect a one for 10 to one for 40 reverse stock split at the discretion of the Board of Directors shall be amended at the discretion of the Board of Directors by adding the following paragraph as the last paragraph of Article Fourth:

AEffective at ________a.m. Eastern Standard Time on the date of filing of the Certificate of Amendment with the Delaware Secretary of State, each ___ outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated and each fractional share resulting from such aggregation shall be rounded up to the nearest whole share.@

RESOLVED, that the filing by the Corporation of a Articles of Amendment to the Corporation's Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate the amendments referred to in the foregoing resolution is hereby authorized and approved provided such filing shall not be made until 21 calendar days after the Corporation has sent an information statement pertaining to the foregoing amendment to each of its shareholders pursuant to Rule 14c-2 of the Securities Exchange Act of 1934.

RESOLVED, that the following individuals are hereby nominated to serve as members of the Board of Directors until the next annual meeting of shareholders and until their successors are duly elected and qualified: Michael Kang and John W. Combs. This resolution shall become effective 21 calendar days after the Corporation has sent an information statement pertaining to the foregoing amendment to each of its shareholders pursuant to Rule 14c-2 of the Securities Exchange Act of 1934.

RESOLVED, that the stockholders do hereby approve and adopt a stock option plan in the same form annexed hereto which provides for, among other matters, (i) incentive and non-qualified stock options, (ii) administration by a committee of the Board in compliance with the requirements of Section 422A of the Code, (iii) the issuance of up to 4,000,000 shares of Common Stock of the Corporation, (iv) at such exercise prices for incentive stock options as may be required pursuant to Section 422A, which exercise prices may be paid, at the discretion of and pursuant to terms set by, the Board or any committee of the Board responsible for administering such plan, by surrender of the option, such plan to be known as the A1999 Stock Option Plan@. This resolution shall become effective 21 calendar days after the Corporation has sent an information statement pertaining to the foregoing amendment to each of its shareholders pursuant to Rule 14c-2 of the Securities Exchange Act of 1934.

RESOLVED, that the stockholders do hereby approve and adopt a stock option plan in the same form annexed hereto which provides for, among other matters, (i) incentive and non-qualified stock options, (ii) administration by a committee of the Board in compliance with the requirements of Section 422A of the Code, (iii) the issuance of up to 15,000,000 shares of Common Stock of the Corporation, (iv) at such exercise prices for incentive stock options as may be required pursuant to Section 422A, which exercise prices may be paid, at the discretion of and pursuant to terms set by, the Board or any committee of the Board responsible for administering such plan, by surrender of the option, such plan to be known as the A2001 Stock Option Plan@. This resolution shall become effective 21 calendar days after the Corporation has sent an information statement pertaining to the foregoing amendment to each of its shareholders pursuant to Rule 14c-2 of the Securities Exchange Act of 1934.

RESOLVED, that any and all action heretofore or hereafter taken in retaining Marks Paneth & Shron LLP as the Corporation=s auditors for the fiscal year ending October 31, 2001 be, and the same hereby are, ratified, approved and confirmed. This resolution shall become effective 21 calendar days after the Corporation has sent an information statement pertaining to the foregoing amendment to each of its shareholders pursuant to Rule 14c-2 of the Securities Exchange Act of 1934.

DIGITAL COMMERCE INTERNATIONAL, INC.

By: ______________________________________

EXHIBIT III

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DIGITAL COMMERCE INTERNATIONAL, INC.

DIGITAL COMMERCE INTERNATIONAL, INC. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, does hereby certify:

(23) The name of the corporation is DIGITAL COMMERCE INTERNATIONAL, INC.

(24) The certificate of incorporation of the corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one billion five million (1,005,000,000) which shall consist of (i) one billion (1,000,000,000) shares of common stock, $.001 par value per share (the "Common Stock"), and (ii) five million (5,000,000) shares of preferred stock, $.001 par value per share (the "Preferred Stock").

PART A

COMMON STOCK

(25) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

(26) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the General Corporation Law of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

(27) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by such holder, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, or any resolutions adopted by the Board of Directors pursuant thereto, with respect to the Preferred Stock.

PART B

PREFERRED STOCK

Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware.

Without limiting the generality of the foregoing paragraph, the authority of the Board of Directors with respect to each series of Preferred Stock shall include, without limitation, the determination of any of the following matters:

(28) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

(29) the rights of holders of shares of such series to receive dividends thereon and the dividend rates, the conditions and time of payment of dividends, the extent to which dividends are payable in preference to, or in any other relation to, dividends payable on any other class or series of stock, and whether such dividends shall be cumulative or noncumulative;

c) the terms and provisions governing the redemption of shares of such series, if such shares are to be redeemable;

d) the terms and provisions governing the operation of retirement or sinking funds, if any;

(30) the voting power of such series, whether full, limited or none;

(31) the rights of holders of shares of such series upon the liquidation, dissolution or winding up of, or upon distribution of the assets of, the Corporation;

(32) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, any other class of stock, or of any series thereof, and the prices or rates for such conversions or exchanges, and any adjustments thereto; and

(33) any other preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

The shares of each series of Preferred Stock may vary from the shares of any other series of Preferred Stock as to any of such matters.

Effective at ________a.m. Eastern Standard Time on the date of filing of the Certificate of Amendment with the Delaware Secretary of State, each ___ outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated and each fractional share resulting from such aggregation shall be rounded up to the nearest whole share.

3. The Certificate Establishing and Designating the Rights Preferences and Restrictions of Series A Preferred Stock of the Corporation filed in the Delaware Secretary of State=s office on the 16th day of February 2000 is revoked. No shares of Series A Preferred Stock have been issued.

4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed on this day of ___________________, 2001.

____________________________________

EXHIBIT IV

DIGITAL COMMERCE INTERNATIONAL, INC.

1999 STOCK OPTION PLAN

1) PURPOSE. The purpose of the Digital Commerce International, Inc. 1999 Stock Option Plan (the "Plan") is to strengthen Digital Commerce International, Inc., a Delaware corporation ("Corporation"), by providing to employees, officers, directors, consultants and independent contractors of the Corporation or any of its subsidiaries (including other business entities or persons providing services on behalf of the Corporation or any of its subsidiaries) added incentive for high levels of performance and unusual efforts to increase the earnings of the Corporation. The Plan seeks to accomplish this purpose by enabling specified persons to purchase shares of the common stock of the Corporation, $.001 par value, thereby increasing their proprietary interest in the Corporation's success and encouraging them to remain in the employ or service of the Corporation.

(34) CERTAIN DEFINITIONS. As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning:

2.1 "Board of Directors": The Board of Directors of the Corporation.

2.2 "Committee": The Committee which shall administer the Plan shall consist of a committee of two (2) members of the Board of Directors as appointed from time to time.

2.3 "Fair Market Value Per Share": The fair market value per share of the Shares as determined by the Committee in good faith. The Committee is authorized to make its determination as to the fair market value per share of the Shares on the following basis: (i) if the Shares are not traded on a securities exchange and are not quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), but are quoted on the bulletin board or in the "pink sheets" published by the National Daily Quotation Bureau, the greater of (a) the average of the mean between the average daily bid and average daily asked prices of the Shares during the thirty (30) day period preceding the date of grant of an Option, as quoted on the bulletin board or in the "pink sheets" published by the National Daily Quotation Bureau, or (b) the mean between the average daily bid and average daily asked prices of the Shares on the date of grant, as published on the bulletin board or in such "pink sheets;" (ii) if the Shares are traded on a securities exchange or on the NASDAQ, the greater of (a) the average of the daily closing prices of the Shares during the ten (10) trading days preceding the date of grant of an Option, as quoted in the Wall Street Journal, or (b) the daily closing price of the Shares on the date of grant of an Option, as quoted in the Wall Street Journal; or (iii) if the Shares are traded other than as described in (i) or (ii) above, or if the Shares are not publicly traded, the fair market value determined by the Committee in good faith.

2.4 "Option": A stock option granted under the Plan.

2.5 "Incentive Stock Option": An Option intended to qualify for treatment as an incentive stock option under Code Sections 421 and 422, and designated as an Incentive Stock Option.

2.6 "Nonqualified Option": An Option not qualifying as an Incentive Stock Option.

2.7 "Optionee": The holder of an Option.

2.8 "Option Agreement": The document setting forth the terms and conditions of each Option.

2.9 "Shares": The shares of common stock, $.001 par value, of the Corporation.

2.10 "Code": The Internal Revenue Code of 1986, as amended.

2.11 "Subsidiary": Any corporation of which fifty percent (50%) or more of total combined voting power of all classes of stock of such corporation is owned by the Corporation or another Subsidiary (as so defined).

(35) ADMINISTRATION OF PLAN.

3.1 In General. This Plan shall be administered by the Committee. Any action of the Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Committee (to be documented by minutes), or (ii) the unanimous written consent of its members.

3.2 Authority. Subject to the express provisions of this Plan, the Committee shall have the authority to: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the purchase price of the Shares covered by each Option and the method of payment of such price, individuals to whom, and the time or times at which, Options shall be granted and exercisable and the number of Shares covered by each Option; (iv) determine the terms and provisions of the respective Option Agreements (which need not be identical); (v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and (vi) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Committee on matters referred to in this Section 3 shall be conclusive and binding on all parties howsoever concerned. With respect to Incentive Stock Options, the Committee shall administer the Plan in compliance with the provisions of Code Section 422 as the same may hereafter be amended from time to time. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

(36) ELIGIBILITY AND PARTICIPATION.

4.1 In General. Only officers, employees and directors who are also employees of the Corporation or any Subsidiary shall be eligible to receive grants of Incentive Stock Options. Officers, employees and directors (whether or not they are also employees) of the Corporation or any Subsidiary, as well as consultants, independent contractors or other service providers of the Corporation or any Subsidiary shall be eligible to receive grants of Nonqualified Options. Within the foregoing limits, the Committee, from time to time, shall determine and designate persons to whom Options may be granted. All such designations shall be made in the absolute discretion of the Committee and shall not require the approval of the stockholders. In determining (i) the number of Shares to be covered by each Option, (ii) the purchase price for such Shares and the method of payment of such price (subject to the other sections hereof), (iii) the individuals of the eligible class to whom Options shall be granted, (iv) the terms and provisions of the respective Option Agreements, and (v) the times at which such Options shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been granted an Option may be granted an additional Option or Options if the Committee shall so determine. No Option shall be granted under the Plan after May 31, 2009, but Options granted before such date may be exercisable after such date.

4.2 Certain Limitations. In no event shall Incentive Stock Options be granted to an Optionee such that the sum of (i) aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the Shares subject to all Options granted under the Plan which are exercisable for the first time during the same calendar year, plus (ii) the aggregate fair market value (determined at the time the options are granted) of all stock subject to all other incentive stock options granted to such Optionee by the Corporation, its parent and Subsidiaries which are exercisable for the first time during such calendar year, exceeds One Hundred Thousand Dollars ($100,000). For purposes of the immediately preceding sentence, fair market value shall be determined as of the date of grant based on the Fair Market Value Per Share as determined pursuant to Section 2.3.

(37) AVAILABLE SHARES AND ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

5.1 Shares. Subject to adjustment as provided in Section 5.2 below, the total number of Shares to be subject to Options granted pursuant to this Plan shall not exceed Four Million (4,000,000) Shares. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Corporation; the Committee shall be empowered to take any appropriate action required to make Shares available for Options granted under this Plan. If any Option is surrendered before exercise or lapses without exercise in full or for any other reason ceases to be exercisable, the Shares reserved therefore shall continue to be available under the Plan.

5.2 Adjustments. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind of shares and exercise price for the shares subject to the Options which may thereafter be granted under this Plan, (ii) appropriate and proportionate adjustments shall be made to the number and kind of and exercise price for the shares subject to the then outstanding Options granted under this Plan, and (iii) appropriate amendments to the Option Agreements shall be executed by the Corporation and the Optionees if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of any Options then or thereafter outstanding under the Plan. Notwithstanding the foregoing, such adjustment in an outstanding Option shall be made without change in the total exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Option. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 5.2, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustment or arrangement.

(38) TERMS AND CONDITIONS OF OPTIONS.

6.1 Intended Treatment as Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan are intended to be "incentive stock options" to which Code Sections 421 and 422 apply, and the Plan shall be construed and administered to implement that intent. If all or any part of an Incentive Stock Option shall not be an "incentive stock option" subject to Sections 421 or 422 of the Code, such Option shall nevertheless be valid and carried into effect. All Options granted under this Plan shall be subject to the terms and conditions set forth in this Section 6 (except as provided in Section 5.2) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purpose of the Plan as set forth in Section 1.

6.2 Amount and Payment of Exercise Price.

6.2.1 Exercise Price. The exercise price per Share for each Share which the Optionee is entitled to purchase under a Nonqualified Option shall be determined by the Committee but shall not be less than eighty-five percent (85%) of the Fair Market Value Per Share on the date of the grant of the Nonqualified Option. The exercise price per Share for each Share which the Optionee is entitled to purchase under an Incentive Stock Option shall be determined by the Committee but shall not be less than the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option in the case of an individual then owning (within the meaning of Code Section 425(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries.

6.2.2 Payment of Exercise Price. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist of promissory notes, shares of the common stock of the Corporation or such other consideration and method of payment for the Shares as may be permitted under applicable state and federal laws.

6.3 Exercise of Options.

6.3.1 Each Option granted under this Plan shall be exercisable at such times and under such conditions as may be determined by the Committee at the time of the grant of the Option and as shall be permissible under the terms of the Plan; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date it is granted, and in the case of an Optionee owning (within the meaning of Code Section 425(d)), at the time an Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries, such Incentive Stock Option shall not be exercisable later than five (5) years after the date of grant.

6.3.2 An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares and shall not include any fractional shares.

6.4 Nontransferability of Options. All Options granted under this Plan shall be nontransferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by such Optionee.

6.5 Effect of Termination of Employment or Other Relationship. Except as otherwise determined by the Committee in connection with the grant of Nonqualified Options, the effect of termination of an Optionee's employment or other relationship with the Corporation on such Optionee's rights to acquire Shares pursuant to the Plan shall be as follows:

6.5.1 Termination for Other than Disability or Cause. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation for any reason other than for disability or cause, such Optionee's Options shall expire not later than three (3) months thereafter. During such three (3) month period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date of termination of his employment or relationship and except as so exercised, such Options shall expire at the end of such three (3) month period unless such Options by their terms expire before such date. The decision as to whether a termination for a reason other than disability, cause or death has occurred shall be made by the Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

6.5.2 Disability. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of disability (within the meaning of Code Section 22(e)(3)), such Optionee's Options shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date the Optionee ceased to be employed by, or ceased to have a relationship with, the Corporation by reason of disability and except as so exercised, such Options shall expire at the end of such one (1) year period unless such Options by their terms expire before such date. The decision as to whether a termination by reason of disability has occurred shall be made by the Committee, whose decision shall be final and conclusive.

6.5.3 Termination for Cause. If an Optionee's employment by, or relationship with, the Corporation is terminated for cause, such Optionee's Option shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased to have a relationship with, the Corporation upon the date of such termination for a reason other than disability, cause, or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Corporation. The determination of the Committee with respect to whether a termination for cause has occurred shall be final and conclusive.

6.6 Withholding of Taxes. As a condition to the exercise, in whole or in part, of any Options the Board of Directors may in its sole discretion require the Optionee to pay, in addition to the purchase price of the Shares covered by the Option an amount equal to any Federal, state or local taxes that may be required to be withheld in connection with the exercise of such Option.

6.7 No Rights to Continued Employment or Relationship. Nothing contained in this Plan or in any Option Agreement shall obligate the Corporation to employ or have another relationship with any Optionee for any period or interfere in any way with the right of the Corporation to reduce such Optionee's compensation or to terminate the employment of or relationship with any Optionee at any time.

6.8 Time of Granting Options. The time an Option is granted, sometimes referred to herein as the date of grant, shall be the day the Corporation executes the Option Agreement; provided, however, that if appropriate resolutions of the Committee indicate that an Option is to be granted as of and on some prior or future date, the time such Option is granted shall be such prior or future date.

6.9 Privileges of Stock Ownership. No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to such Optionee. No Shares shall be purchased upon the exercise of any Option unless and until, in the opinion of the Corporation's counsel, any then applicable requirements of any laws or governmental or regulatory agencies having jurisdiction and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

6.10 Securities Laws Compliance. The Corporation will diligently endeavor to comply with all applicable securities laws before any Options are granted under the Plan and before any Shares are issued pursuant to Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee in its discretion may cause the Shares underlying the Options to be registered under the Securities Act of 1933, as amended, by the filing of a Form S-8 Registration Statement covering the Options and Shares underlying such Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

6.11 Option Agreement. Each Incentive Stock Option and Nonqualified Option granted under this Plan shall be evidenced by the appropriate written Stock Option Agreement ("Option Agreement") executed by the Corporation and shall contain each of the provisions and agreements specifically required to be contained therein pursuant to this Section 6, and such other terms and conditions as are deemed desirable by the Committee and are not inconsistent with the purpose of the Plan as set forth in Section 1.

(39) PLAN AMENDMENT AND TERMINATION.

7.1 Authority of Committee. The Committee may at any time discontinue granting Options under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an Optionee, make such modification of the terms and conditions of such Optionee's Option as it shall deem advisable; provided that, except as permitted under the provisions of Section 5.2, the Committee shall have no authority to make any amendment or modification to this Plan or any outstanding Option thereunder which would: (i) increase the maximum number of shares which may be purchased pursuant to Options granted under the Plan, either in the aggregate or by an Optionee (except pursuant to Section 5.2); (ii) change the designation of the class of the employees eligible to receive Incentive Stock Options; (iii) extend the term of the Plan or the maximum Option period thereunder; (iv) decrease the minimum Incentive Stock Option price or permit reductions of the price at which shares may be purchased for Incentive Stock Options granted under the Plan; or (v) cause Incentive Stock Options issued under the Plan to fail to meet the requirements of incentive stock options under Code Section 422. An amendment or modification made pursuant to the provisions of this Section 7 shall be deemed adopted as of the date of the action of the Committee effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof (1) within twelve (12) months before or after the effective date by stockholders of the Corporation holding not less than a majority vote of the voting power of the Corporation voting in person or by proxy at a duly held stockholders meeting when required to maintain or satisfy the requirements of Code Section 422 with respect to Incentive Stock Options, and (2) by any appropriate governmental agency. No Option may be granted during any suspension or after termination of the Plan.

7.2 Ten (10) Year Maximum Term. Unless previously terminated by the Committee, this Plan shall terminate on May 31, 2009, and no Options shall be granted under the Plan thereafter.

7.3 Effect on Outstanding Options. Amendment, suspension or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted.

(40) EFFECTIVE DATE OF PLAN. This Plan shall be effective as of June 17, 1999, the date the Plan was adopted by the Board of Directors, subject to the approval of the Plan by the affirmative vote of a majority of the issued and outstanding Shares of common stock of the Corporation represented and voting at a duly held meeting at which a quorum is present within. The Committee shall be authorized and empowered to make grants of Options pursuant to this Plan prior to such approval of this Plan by the stockholders; provided, however, in such event the Option grants shall be made subject to the approval of both this Plan and such Option grants by the stockholders in accordance with the provisions of this Section 8.

(41) MISCELLANEOUS PROVISIONS.

9.1 Exculpation and Indemnification. The Corporation shall indemnify and hold harmless the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

9.2 Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Delaware and the Code.

9.3 Compliance with Applicable Laws. The inability of the Corporation to obtain from any regulatory body having jurisdiction authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares upon the exercise of an Option shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

EXHIBIT V

DIGITAL COMMERCE INTERNATIONAL, INC.

2001 STOCK OPTION PLAN

1) PURPOSE. The purpose of the Digital Commerce International, Inc. 2001 Stock Option Plan (the "Plan") is to strengthen Digital Commerce International, Inc., a Delaware corporation ("Corporation"), by providing to employees, officers, directors, consultants and independent contractors of the Corporation or any of its subsidiaries (including other business entities or persons providing services on behalf of the Corporation or any of its subsidiaries) added incentive for high levels of performance and unusual efforts to increase the earnings of the Corporation. The Plan seeks to accomplish this purpose by enabling specified persons to purchase shares of the common stock of the Corporation, $.001 par value, thereby increasing their proprietary interest in the Corporation's success and encouraging them to remain in the employ or service of the Corporation.

(42) CERTAIN DEFINITIONS. As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning:

2.1 "Board of Directors": The Board of Directors of the Corporation.

2.2 "Committee": The Committee which shall administer the Plan shall consist of a committee of two (2) members of the Board of Directors as appointed from time to time.

2.3 "Fair Market Value Per Share": The fair market value per share of the Shares as determined by the Committee in good faith. The Committee is authorized to make its determination as to the fair market value per share of the Shares on the following basis: (i) if the Shares are not traded on a securities exchange and are not quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), but are quoted on the bulletin board or in the "pink sheets" published by the National Daily Quotation Bureau, the greater of (a) the average of the mean between the average daily bid and average daily asked prices of the Shares during the thirty (30) day period preceding the date of grant of an Option, as quoted on the bulletin board or in the "pink sheets" published by the National Daily Quotation Bureau, or (b) the mean between the average daily bid and average daily asked prices of the Shares on the date of grant, as published on the bulletin board or in such "pink sheets;" (ii) if the Shares are traded on a securities exchange or on the NASDAQ, the greater of (a) the average of the daily closing prices of the Shares during the ten (10) trading days preceding the date of grant of an Option, as quoted in the Wall Street Journal, or (b) the daily closing price of the Shares on the date of grant of an Option, as quoted in the Wall Street Journal; or (iii) if the Shares are traded other than as described in (i) or (ii) above, or if the Shares are not publicly traded, the fair market value determined by the Committee in good faith.

2.4 "Option": A stock option granted under the Plan.

2.5 "Incentive Stock Option": An Option intended to qualify for treatment as an incentive stock option under Code Sections 421 and 422, and designated as an Incentive Stock Option.

2.6 "Nonqualified Option": An Option not qualifying as an Incentive Stock Option.

2.7 "Optionee": The holder of an Option.

2.8 "Option Agreement": The document setting forth the terms and conditions of each Option.

2.9 "Shares": The shares of common stock, $.001 par value, of the Corporation.

2.10 "Code": The Internal Revenue Code of 1986, as amended.

2.11 "Subsidiary": Any corporation of which fifty percent (50%) or more of total combined voting power of all classes of stock of such corporation is owned by the Corporation or another Subsidiary (as so defined).

(43) ADMINISTRATION OF PLAN.

3.1 In General. This Plan shall be administered by the Committee. Any action of the Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Committee (to be documented by minutes), or (ii) the unanimous written consent of its members.

3.2 Authority. Subject to the express provisions of this Plan, the Committee shall have the authority to: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the purchase price of the Shares covered by each Option and the method of payment of such price, individuals to whom, and the time or times at which, Options shall be granted and exercisable and the number of Shares covered by each Option; (iv) determine the terms and provisions of the respective Option Agreements (which need not be identical); (v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and (vi) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Committee on matters referred to in this Section 3 shall be conclusive and binding on all parties howsoever concerned. With respect to Incentive Stock Options, the Committee shall administer the Plan in compliance with the provisions of Code Section 422 as the same may hereafter be amended from time to time. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

(44) ELIGIBILITY AND PARTICIPATION.

4.1 In General. Only officers, employees and directors who are also employees of the Corporation or any Subsidiary shall be eligible to receive grants of Incentive Stock Options. Officers, employees and directors (whether or not they are also employees) of the Corporation or any Subsidiary, as well as consultants, independent contractors or other service providers of the Corporation or any Subsidiary shall be eligible to receive grants of Nonqualified Options. Within the foregoing limits, the Committee, from time to time, shall determine and designate persons to whom Options may be granted. All such designations shall be made in the absolute discretion of the Committee and shall not require the approval of the stockholders. In determining (i) the number of Shares to be covered by each Option, (ii) the purchase price for such Shares and the method of payment of such price (subject to the other sections hereof), (iii) the individuals of the eligible class to whom Options shall be granted, (iv) the terms and provisions of the respective Option Agreements, and (v) the times at which such Options shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been granted an Option may be granted an additional Option or Options if the Committee shall so determine. No Option shall be granted under the Plan after May 31, 2009, but Options granted before such date may be exercisable after such date.

4.2 Certain Limitations. In no event shall Incentive Stock Options be granted to an Optionee such that the sum of (i) aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the Shares subject to all Options granted under the Plan which are exercisable for the first time during the same calendar year, plus (ii) the aggregate fair market value (determined at the time the options are granted) of all stock subject to all other incentive stock options granted to such Optionee by the Corporation, its parent and Subsidiaries which are exercisable for the first time during such calendar year, exceeds One Hundred Thousand Dollars ($100,000). For purposes of the immediately preceding sentence, fair market value shall be determined as of the date of grant based on the Fair Market Value Per Share as determined pursuant to Section 2.3.

5) AVAILABLE SHARES AND ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

5.1 Shares. Subject to adjustment as provided in Section 5.2 below, the total number of Shares to be subject to Options granted pursuant to this Plan shall not exceed fifteen million (15,000,000) Shares. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Corporation; the Committee shall be empowered to take any appropriate action required to make Shares available for Options granted under this Plan. If any Option is surrendered before exercise or lapses without exercise in full or for any other reason ceases to be exercisable, the Shares reserved therefore shall continue to be available under the Plan.

5.2 Adjustments. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind of shares and exercise price for the shares subject to the Options which may thereafter be granted under this Plan, (ii) appropriate and proportionate adjustments shall be made to the number and kind of and exercise price for the shares subject to the then outstanding Options granted under this Plan, and (iii) appropriate amendments to the Option Agreements shall be executed by the Corporation and the Optionees if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of any Options then or thereafter outstanding under the Plan. Notwithstanding the foregoing, such adjustment in an outstanding Option shall be made without change in the total exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Option. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 5.2, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustment or arrangement.

(45) TERMS AND CONDITIONS OF OPTIONS.

6.1 Intended Treatment as Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan are intended to be "incentive stock options" to which Code Sections 421 and 422 apply, and the Plan shall be construed and administered to implement that intent. If all or any part of an Incentive Stock Option shall not be an "incentive stock option" subject to Sections 421 or 422 of the Code, such Option shall nevertheless be valid and carried into effect. All Options granted under this Plan shall be subject to the terms and conditions set forth in this Section 6 (except as provided in Section 5.2) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purpose of the Plan as set forth in Section 1.

6.2 Amount and Payment of Exercise Price.

6.2.1 Exercise Price. The exercise price per Share for each Share which the Optionee is entitled to purchase under a Nonqualified Option shall be determined by the Committee but shall not be less than eighty-five percent (85%) of the Fair Market Value Per Share on the date of the grant of the Nonqualified Option. The exercise price per Share for each Share which the Optionee is entitled to purchase under an Incentive Stock Option shall be determined by the Committee but shall not be less than the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option in the case of an individual then owning (within the meaning of Code Section 425(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries.

6.2.2 Payment of Exercise Price. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist of promissory notes, shares of the common stock of the Corporation or such other consideration and method of payment for the Shares as may be permitted under applicable state and federal laws.

6.3 Exercise of Options.

6.3.1 Each Option granted under this Plan shall be exercisable at such times and under such conditions as may be determined by the Committee at the time of the grant of the Option and as shall be permissible under the terms of the Plan; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date it is granted, and in the case of an Optionee owning (within the meaning of Code Section 425(d)), at the time an Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries, such Incentive Stock Option shall not be exercisable later than five (5) years after the date of grant.

6.3.2 An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares and shall not include any fractional shares.

6.4 Nontransferability of Options. All Options granted under this Plan shall be nontransferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by such Optionee.

6.5 Effect of Termination of Employment or Other Relationship. Except as otherwise determined by the Committee in connection with the grant of Nonqualified Options, the effect of termination of an Optionee's employment or other relationship with the Corporation on such Optionee's rights to acquire Shares pursuant to the Plan shall be as follows:

6.5.1 Termination for Other than Disability or Cause. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation for any reason other than for disability or cause, such Optionee's Options shall expire not later than three (3) months thereafter. During such three (3) month period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date of termination of his employment or relationship and except as so exercised, such Options shall expire at the end of such three (3) month period unless such Options by their terms expire before such date. The decision as to whether a termination for a reason other than disability, cause or death has occurred shall be made by the Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

6.5.2 Disability. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of disability (within the meaning of Code Section 22(e)(3)), such Optionee's Options shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date the Optionee ceased to be employed by, or ceased to have a relationship with, the Corporation by reason of disability and except as so exercised, such Options shall expire at the end of such one (1) year period unless such Options by their terms expire before such date. The decision as to whether a termination by reason of disability has occurred shall be made by the Committee, whose decision shall be final and conclusive.

6.5.3 Termination for Cause. If an Optionee's employment by, or relationship with, the Corporation is terminated for cause, such Optionee's Option shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased to have a relationship with, the Corporation upon the date of such termination for a reason other than disability, cause, or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Corporation. The determination of the Committee with respect to whether a termination for cause has occurred shall be final and conclusive.

6.6 Withholding of Taxes. As a condition to the exercise, in whole or in part, of any Options the Board of Directors may in its sole discretion require the Optionee to pay, in addition to the purchase price of the Shares covered by the Option an amount equal to any Federal, state or local taxes that may be required to be withheld in connection with the exercise of such Option.

6.7 No Rights to Continued Employment or Relationship. Nothing contained in this Plan or in any Option Agreement shall obligate the Corporation to employ or have another relationship with any Optionee for any period or interfere in any way with the right of the Corporation to reduce such Optionee's compensation or to terminate the employment of or relationship with any Optionee at any time.

6.8 Time of Granting Options. The time an Option is granted, sometimes referred to herein as the date of grant, shall be the day the Corporation executes the Option Agreement; provided, however, that if appropriate resolutions of the Committee indicate that an Option is to be granted as of and on some prior or future date, the time such Option is granted shall be such prior or future date.

6.9 Privileges of Stock Ownership. No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to such Optionee. No Shares shall be purchased upon the exercise of any Option unless and until, in the opinion of the Corporation's counsel, any then applicable requirements of any laws or governmental or regulatory agencies having jurisdiction and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

6.10 Securities Laws Compliance. The Corporation will diligently endeavor to comply with all applicable securities laws before any Options are granted under the Plan and before any Shares are issued pursuant to Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee in its discretion may cause the Shares underlying the Options to be registered under the Securities Act of 1933, as amended, by the filing of a Form S-8 Registration Statement covering the Options and Shares underlying such Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

6.11 Option Agreement. Each Incentive Stock Option and Nonqualified Option granted under this Plan shall be evidenced by the appropriate written Stock Option Agreement ("Option Agreement") executed by the Corporation and shall contain each of the provisions and agreements specifically required to be contained therein pursuant to this Section 6, and such other terms and conditions as are deemed desirable by the Committee and are not inconsistent with the purpose of the Plan as set forth in Section 1.

(46) PLAN AMENDMENT AND TERMINATION.

7.1 Authority of Committee. The Committee may at any time discontinue granting Options under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an Optionee, make such modification of the terms and conditions of such Optionee's Option as it shall deem advisable; provided that, except as permitted under the provisions of Section 5.2, the Committee shall have no authority to make any amendment or modification to this Plan or any outstanding Option thereunder which would: (i) increase the maximum number of shares which may be purchased pursuant to Options granted under the Plan, either in the aggregate or by an Optionee (except pursuant to Section 5.2); (ii) change the designation of the class of the employees eligible to receive Incentive Stock Options; (iii) extend the term of the Plan or the maximum Option period thereunder; (iv) decrease the minimum Incentive Stock Option price or permit reductions of the price at which shares may be purchased for Incentive Stock Options granted under the Plan; or (v) cause Incentive Stock Options issued under the Plan to fail to meet the requirements of incentive stock options under Code Section 422. An amendment or modification made pursuant to the provisions of this Section 7 shall be deemed adopted as of the date of the action of the Committee effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof (1) within twelve (12) months before or after the effective date by stockholders of the Corporation holding not less than a majority vote of the voting power of the Corporation voting in person or by proxy at a duly held stockholders meeting when required to maintain or satisfy the requirements of Code Section 422 with respect to Incentive Stock Options, and (2) by any appropriate governmental agency. No Option may be granted during any suspension or after termination of the Plan.

7.2 Ten (10) Year Maximum Term. Unless previously terminated by the Committee, this Plan shall terminate on __________, 2011, and no Options shall be granted under the Plan thereafter.

7.3 Effect on Outstanding Options. Amendment, suspension or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted.

(47) EFFECTIVE DATE OF PLAN. This Plan shall be effective as of _________, 2001, the date the Plan was adopted by the Board of Directors, subject to the approval of the Plan by the affirmative vote of a majority of the issued and outstanding Shares of common stock of the Corporation represented and voting at a duly held meeting at which a quorum is present within. The Committee shall be authorized and empowered to make grants of Options pursuant to this Plan prior to such approval of this Plan by the stockholders; provided, however, in such event the Option grants shall be made subject to the approval of both this Plan and such Option grants by the stockholders in accordance with the provisions of this Section 8.

(48) MISCELLANEOUS PROVISIONS.

9.1 Exculpation and Indemnification. The Corporation shall indemnify and hold harmless the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

9.2 Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Delaware and the Code.

9.3 Compliance with Applicable Laws. The inability of the Corporation to obtain from any regulatory body having jurisdiction authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares upon the exercise of an Option shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

Plan of Reorganization

DIGITAL COMMERCE INTERNATIONAL, INC.,

DIGITAL HEALTHCARE SERVICES, INC.,

(A WHOLLY OWNED SUBSIDIARY OF DIGITAL COMMERCE INTERNATIONAL, INC.)

NETCARE HEALTH SERVICES, INC.

And

RXLTC.COM, LLC

dated as of

December 11, 2001

TABLE OF CONTENTS

ARTICLE IDEFINITIONS

1.1 Definitions 1

1.2 Rules of Construction 1

ARTICLE IITHE MERGER

2.1 The Merger 2

2.2 Merger Consideration 2

2.3 Closing Date. 3

2.4 Effective Time 3

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OFTHE STOCKHOLDER RELATED TO THE COMPANY

3.1 Corporate Organization 4

3.2 Qualification 4

3.3 Authorization 4

3.4 Approvals 4

3.5 Absence of Conflicts 5

3.6 Subsidiaries; Equity Investments 5

3.7 Capitalization 5

3.8 Financial Statements 6

3.9 Undisclosed Liabilities 6

3.10 Certain Agreements 6

3.11 Contracts and Commitments 6

3.12 Absence of Changes 7

3.13 Tax Matters. 7

3.14 Litigation 8

3.15 Compliance with Law 8

3.16 Permits 8

3.17 Employee Benefit Plans and Policies 8

3.18 Labor Matters 9

3.19 Insurance 9

3.20 Affiliate Interests 9

3.21 Hazardous Materials 9

3.22 Intellectual Property 10

3.23 Disclosure 10

ARTICLE IVREPRESENTATIONS AND WARRANTIESRELATED TO THE STOCKHOLDER

4.1 Capital Stock 11

4.2 Authorization of Agreement 11

4.3 Approvals 11

4.4 Absence of Conflicts 11

4.5 Investment Intent 11

ARTICLE VREPRESENTATIONS AND WARRANTIESOF DCI AND MERGER SUB

5.1 Corporate Organization 12

5.2 Authorization 12

5.3 Approvals 13

5.4 Capitalization. 13

5.5 Absence of Conflicts 13

5.6 Authorization For DCI Stock 14

5.7 SEC Documents 14

5.8 Merger Sub 14

5.9 Undisclosed Liabilities 14

5.10 Certain Agreements. 15

5.11 Absence of Changes 15

5.12 Litigation 15

5.13 Compliance with Law 15

5.14 Hazardous Materials 15

5.15 Disclosure 16

5.16 Listing 16

ARTICLE VICOVENANTS OF THE STOCKHOLDER

6.1 Acquisition Proposals 16

6.2 Access 17

6.3 Conduct of Business by the Company Pending the Merger 17

6.4 Confidentiality 18

6.5 Notification of Certain Matters 18

6.6 Consents 19

6.7 Agreement to Defend 19

6.8 Certain Tax Matters. 19

6.9 Preparation of Registration Statement and Information Statement 19

6.10 Spin-Off 19

6.11 Audit 19

ARTICLE VIICOVENANTS OF DCI

7.1 Confidentiality 20

7.2 Conduct of Business by DCI Pending the Merger 20

7.3 Consents 22

7.4 Agreement to Defend 22

7.5 Delivery of Certificates 22

7.6 Certain Tax Matters 22

7.7 Certificate of Incorporation 22

7.8 Access 22

7.9 Spinoff 22

ARTICLE VIIICONDITIONS

8.1 Conditions Precedent to Obligation of Each Party to Effect the Merger 23

8.2 Additional Conditions Precedent to Obligations of DCI 23

8.3 Additional Conditions Precedent to Obligations of the Stockholder 24

ARTICLE IX MISCELLANEOUS

9.1 Intentionally Omitted 25

9.2 Termination 25

9.3 Effect of Termination 25

9.4 Expenses 26

9.5 Restrictions on Transfer of DCI Stock 26

9.6 Intentionally Omitted. 26

9.7 No Broker 26

9.8 Waiver and Amendment 26

9.9 Public Statements 26

9.10 Assignment 26

9.11 Notices 27

9.12 Governing Law 27

9.13 Severability 27

9.14 Counterparts 27

9.15 Headings 27

9.16 Entire Plan; Third Party Beneficiaries 28

Schedules

Schedule 3.1 - Articles of Incorporation and Bylaws

Schedule 3.2 - Jurisdictions

Schedule 3.4 - Approvals

Schedule 3.5 - Absence of Conflicts

Schedule 3.6 - Subsidiaries

Schedule 3.7(a) - Capitalization - 3.7(a)

Schedule 3.7(b) - Capitalization - 3.7(b)

Schedule 3.8 - Reserve for Doubtful Accounts

Schedule 3.9 - Undisclosed Liabilities

Schedule 3.10 - Certain Agreements

Schedule 3.11 - Contracts and Commitments

Schedule 3.12 - Absence of Changes

Schedule 3.13(a) - Tax Matters - 3.13(a)

Schedule 3.13(b) - Tax Matters - 3.13(b)

Schedule 3.13(c) - Tax Matters - 3.13(c)

Schedule 3.14(a) - Litigation - 3.14(a)

Schedule 3.14(b) - Defaults - 3.14(b)

Schedule 3.15 - Compliance with Law

Schedule 3.16 - Permits

Schedule 3.17(a) - Employee Benefit Plans - 3.17(a)

Schedule 3.17(c) - Employee Benefit Plans - 3.17(c)

Schedule 3.20 - Affiliate Interests

Schedule 3.21 - Hazardous Materials

Schedule 3.22 - Intellectual Property

Schedule 4.4 - Absence of Conflicts

Schedule 5.4(a) - Capitalization 5.4(a)

Schedule 5.4(b) - Capitalization 5.4(b)

Schedule 5.4(c) - Registration Rights

Schedule 5.9 - Undisclosed Liabilities

Schedule 5.10 - Certain Agreements

Schedule 5.11 - Absence of Changes

Schedule 5.12(a) - Litigation - 5.12(a)

Schedule 5.12(b) - Litigation - 5.12(b)

Schedule 5.13 - Compliance with Law

Schedule 5.14 - Hazardous Materials

Schedule 6.10 - Spin-Off

Schedule 8.1(e) - Irrevocable Proxy

Annex:

Annex A B Schedule of Defined Terms

Exhibits

Exhibit A - Certificate of Merger

Exhibit B - Opinion of Counsel to the Company

Exhibit C - Opinion of Counsel to DCI

Exhibit D - Indemnity

PLAN OF REORGANIZATION

This Plan of Reorganization (this APlan@), dated as of the 11th day of December, 2001, is among DIGITAL COMMERCE INTERNATIONAL, INC., a Delaware corporation (ADCI@), DIGITAL HEALTHCARE SERVICES, INC., a Delaware corporation and a wholly owned subsidiary of DCI (AMerger Sub@), and NETCARE HEALTH SERVICES, INC., a Delaware corporation, (the ACompany@), RXLTC.com, LLC, a Delaware limited liability company (the AStockholder@).

RECITALS:

WHEREAS, the parties to this Plan have determined it is in their best long-term interests to effect a business combination pursuant to which the Merger Sub will merge with and into the Company on the terms and subject to the conditions set forth herein (the AMerger@);

WHEREAS, the respective Boards of Directors of DCI, Merger Sub and the Company have approved this Plan and the Merger pursuant to the terms and conditions herein set forth.

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the ACode@).

WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

NOW, THEREFORE, in consideration of the above premises and the mutual promises set forth in this Plan, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

DEFINITIONS ARTICLE I DEFINITIONS

I.1 DefinitionsI.1 Definitions. Certain capitalized and other terms used in this Plan are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

I.2 Rules of ConstructionI.2 Rules of Construction. Unless the context otherwise requires, as used in this Plan, (a) a term has the meaning ascribed to it; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) Aor@ is not exclusive; (d) Aincluding@ means Aincluding, without limitation;@ (e) words in the singular include the plural; (f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms Ahereof,@ Aherein,@ Ahereby,@ Ahereto@ and derivative or similar words refer to this entire Plan; (i) the terms AArticle@ or ASection@ shall refer to the specified Article or Section of this Plan; and (j) section and paragraph headings in this Plan are for convenience only and shall not affect the construction of this Plan.

ARTICLE II

THE MERGER ARTICLE II THE MERGER

II.1 The MergerII.1 The Merger. Subject to and in accordance with the terms and conditions of this Plan and pursuant to the Certificate of Merger between Merger Sub and the Company, a form of which is attached hereto as Exhibit A (the ACertificate of Merger@), at the Effective Time (as hereinafter defined) the Merger Sub shall be merged with and into the Company, the separate existence of the Merger Sub shall cease, and the Company shall (i) continue as the surviving corporation under the corporate name ANETCARE HEALTH SERVICES, INC.@ and (ii) succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company. Subject to the terms and conditions of this Plan and the Certificate of Merger, DCI agrees, at or prior to the Closing, to cause Merger Sub to execute and deliver, the Certificate of Merger in form and substance substantially similar to the form attached hereto as Exhibit A. Subject to the terms and conditions of this Plan and the Certificate of Merger, the Stockholder agrees, at or prior to the Closing, to cause the Company to execute and deliver the Certificate of Merger in form and substance substantially similar to the form attached hereto as Exhibit A.

II.2 Merger ConsiderationII.2 Merger Consideration.

(a) Closing Payment. As provided in the Certificate of Merger, DCI shall issue as consideration in connection with the Merger three times the number of shares outstanding on a fully-diluted basis such that the Stockholder shall own 75% of the number of shares of DCI Common Stock outstanding on the Closing Date and on the effective date of the Merger on a fully-diluted basis, as adjusted pursuant to paragraphs 2(b) and (c) and the balance of the stockholders of DCI shall own 25% of the Common Stock. Said payment, after giving effect to any adjustments is the APurchase Price.@ The shares of Common Stock constituting the Purchase Price shall actually be issued upon the filing of an Amendment to the Certificate of Incorporation, but shall be deemed issued as of the Closing Date.

(b) Escrow Shares. Of the number of shares of Common Stock issued to the Stockholder, 5% of such shares shall be placed in escrow by the Stockholder (the AEscrow Shares@) such that if and after the cancellation of the Escrow Shares, the Stockholder shall own 70% of the shares of Common Stock of DCI and the balance of the stockholders shall own 30%.

In the event that Michael Kang, John W. Combs or their agents (collectively, AKang Entities@) introduces DCI to an entity or person financially capable of investing $2,000,000 in DCI which produces a bona fide term sheet (ATerm Sheet@) pursuant to which such person or entity is ready, willing and able to close a minimum of $300,000 of such financing within 30 days of the Closing Date, then the Escrow Shares shall be cancelled and subsection (c) shall apply. In the event that a Term Sheet for a minimum of $500,000 is not produced within 45 days of the Closing Date, then the Escrow Shares shall be released to the Stockholder, the following subsection (c) shall be inapplicable and DCI, the Stockholder or any of its affiliates can obtain financing for DCI on the terms and conditions it desires (without providing the Kang Entities the right of first offer described below).

(c) Post Closing Financing Adjustment. In the event that DCI consummates an equity financing introduced by any Kang Entities subsequent to the Closing Date but prior to May 31, 2002, then in each case the Stockholder shall surrender to DCI for cancellation the numbers of shares of Common Stock issued or issuable in connection with such financing until DCI has received financing of $2,000,000 (this shall be the only dilutive effect upon the Stockholder of such financings), provided that such total amount of dilution to the Stockholder shall not be more than an aggregate of 19% for a total of $2,000,000 of financing. If the number of shares of Common Stock that the Stockholder is required to cancel in order to satisfy the $2,000,000 financing would dilute the Stockholder to more than an aggregate of 19%, then the Stockholder shall not be required to surrender any additional shares of Common Stock for cancellation. If, at any time prior to May 31, 2002, but subsequent to February 15, 2002, DCI receives a term sheet for financing by an entity not introduced to DCI by any Kang Entities, DCI shall submit such term sheet to Michael Kang. If the Kang Entities cannot consummate a financing on the terms of such term sheet within 20 business days thereafter, DCI shall have the right to consummate such financing and the Stockholder shall not be required to surrender any shares of Common Stock for cancellation.

II.3 Closing Date.II.3 Closing Date. The closing of the transactions contemplated by this Plan (the AClosing@) shall take place at the offices of Martin C. Licht, Esq., 685 Third Avenue, 21st floor, New York, New York 10017 on the first business day of the month following the month in which all conditions set forth in Article VIII hereof are satisfied or waived or at such other time and place as DCI and the Company shall agree but in no event later than December 31, 2001; provided, that the conditions set forth in Article VIII shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the AClosing Date.@

II.4 Effective TimeII.4 Effective Time. As soon as practicable after the Closing, the parties hereto will file with the Secretary of State of the State of Delaware, the Certificate of Merger in such form as required by, and executed in accordance with, the relevant provisions of the corporation law of such state. The effective time of the filing of the Certificate of Merger by the Secretary of State of the State of Delaware is the AEffective Time.@

ARTICLE  III

REPRESENTATIONS AND WARRANTIES OF

THE STOCKHOLDER RELATED TO THE COMPANYARTICLE  IIIREPRESENTATIONS AND WARRANTIES OFTHE STOCKHOLDER RELATED TO THE COMPANY

The Stockholder of the Company hereby represents and warrants to DCI and Merger Sub as follows:

3.1 Corporate Organization.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own or lease its properties and conduct its business as now owned, leased or conducted and to execute, deliver and perform this Plan and each instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing. True and complete copies of the articles of incorporation and bylaws (or other organizational documents) of the Company are included in Schedule 3.1. The minute books of the Company previously made available to DCI are complete and accurately reflect all action taken prior to the date of this Plan by its board of directors and stockholders in their capacities as such.

3.2 Qualification.2 Qualification. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary. Schedule 3.2 sets forth a list of the jurisdictions in which the Company is qualified to do business, if any.

3.3 Authorization3.3 Authorization. The execution and delivery by the Company of this Plan, the performance of its obligations pursuant to this Plan and the execution, delivery and performance of each instrument, document or agreement required hereby to be executed and delivered by the Company at, or prior to, the Closing have been duly and validly authorized by all requisite corporate action on the part of the Company and no other corporate proceedings on the part of the Company is necessary to authorize this Plan or any other instrument, document or agreement required hereby to be executed by the Company at, or prior to, the Closing. The Board of Directors of the Company has voted to recommend approval of the Merger to the stockholders of the Company and such determination remains in effect. The execution of this Plan by the Stockholder constitutes unanimous stockholder consent to the Merger, the terms and provisions of this Plan and the transactions contemplated hereby. This executed Plan shall also constitute the Stockholder=s written waiver of all applicable notice requirements. This executed Plan shall be filed in the minute books of the Company as evidence of such stockholder action. This Plan has been, and each instrument, document or agreement required hereby to be executed and delivered by the Company at, or prior to, the Closing will then be, duly executed and delivered by it, and this Plan constitutes, and, to the extent it purports to obligate the Company, each such instrument, document or agreement will constitute (assuming due authorization, execution and delivery by each other party thereto), the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

3.4 Approvals.4 Approvals. Except for the applicable filings with the Secretary of State of Delaware relating to the Merger and except to the extent set forth in Schedule 3.5, neither the execution and delivery by the Company of this Plan or any instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing, nor the performance by the Company of its obligations under this Plan or any such instrument, document or agreement will (assuming receipt of all consents, approvals, authorizations, permits, certificates and orders disclosed as requisite in Schedule 3.4) (a) violate or breach the terms of or cause a default under (i) any applicable Law, (ii) any applicable Order or any applicable rule or regulation of any Court or Governmental Authority, (iii) any applicable permits received from any Governmental Authority or Court, (iv) the articles of incorporation or bylaws or other organizational documents of the Company or (v) any contract or agreement to which the Company is a party or by which it, or any of its properties, is bound, or (b) result in the creation or imposition of any Lien on any of the properties or assets of the Company, or (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Court or Governmental Authority, or (d) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clauses (a), (b) or (c) of this Section.

3.6 Subsidiaries; Equity Investments3.6 Subsidiaries; Equity Investments. Except as set forth in Schedule 3.7(b), there are no contracts, agreements, commitments or arrangements obligating the Company (i) to issue, sell, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of the Company or (ii) to redeem, purchase or acquire or offer to acquire any shares of, or any outstanding option, warrant or right to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of the Company.

3.8 Financial Statements.8 Financial Statements. The Stockholder has delivered, or shall deliver prior to closing, to DCI true and complete copies of the unaudited financial statements of the Company consisting of (i) a balance sheet of the Company as of July 31, 2001 AInterim Balance Sheet@) and the related statement of income for the four month period then ended , (collectively with the Interim Balance Sheet, the ACompany Interim Financial Statements@) and (ii) a balance sheet of the Company as of December 31, 2000 (the ACompany 2000 Balance Sheet@) and the related audited statements of income, changes in Stockholder=s equity and cash flows for the year then ended (including the notes thereto) (collectively with the Company 2000 Balance Sheet, the ACompany 2000 Financial Statements@ and together with the Company Interim Financial Statements, the ACompany Financial Statements@). The Company Financial Statements present fairly the financial position of the Company and the results of its operations and changes in financial position as of the dates and for the periods indicated therein in conformity with GAAP. The Company Financial Statements do not omit to state any liabilities, absolute or contingent, required to be stated therein in accordance with GAAP. All accounts receivable of the Company reflected in the Company Financial Statements and as incurred since December 31, 2000, represent sales made in the ordinary course of business, are collectible (net of any reserves for doubtful accounts shown in the Company Interim Financial Statements) in the ordinary course of business and, except as set forth in Schedule 3.9, the Company does not have any material liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise, and whether due or to become due. The reserves reflected in the Interim Balance Sheet are adequate, appropriate and reasonable in accordance with GAAP.

3.10 Certain Agreements3.10 Certain Agreements. Except as set forth in Schedule 3.11 includes (i) a list of all contracts to which the Company is a party or by which its property is bound that involve consideration or other expenditure in excess of $100,000 or performance over a period of more than six months or that is otherwise material to the business or operations of the Company (AMaterial Contracts@); (ii) a list of all real or personal property leases to which the Company is a party involving consideration or other expenditure in excess of $100,000 over the term of the lease (AMaterial Leases@); (iii) a list of all guarantees of, or agreements to indemnify or be contingently liable for, the payment or performance by any Person to which the Company is a party (AGuarantees@) and (iv) a list of all contracts or other formal or informal understandings between the Company and any of its officers, directors, employees, agents or stockholders or their affiliates (ARelated Party Agreements@). True and complete copies of each Material Contract, Material Lease, Guarantee and Related Party Agreement have been furnished to DCI.

3.12 Absence of Changes.12 Absence of Changes. Except as set forth in Schedule 3.13(a) (and except for filings and payments of assessments the failure of which to file or pay will not materially adversely affect the Company), (i) all Tax Returns which are required to be filed on or before the Closing Date by or with respect to the Company have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to the Company have been or will be satisfied in full, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

There is no claim against the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 3.13(c), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company, or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company.

The total amounts set up as liabilities for current and deferred Taxes in the Interim Balance Sheet are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company up to and through the periods covered thereby.

3.14 Litigation.14 Litigation.

(49) Except as set forth in Schedule 3.14(b), the Company has performed all obligations required to be performed by it to date and is not in default under, and, to the knowledge of the Stockholder, no event has occurred which, with the lapse of time or action by a third party could result in a default under any contract or other agreement to which the Company is a party or by which it or any of its properties is bound or under any applicable Order of any Court or Governmental Authority.

3.15 Compliance with Law.15 Compliance with Law. Except as set forth inSchedule 3.16, the Company owns or holds all franchises, licenses, permits, consents, approvals and authorizations of all Governmental Authorities or Courts necessary for the conduct of its business. A listing of all such items, with their expiration dates, is included in Schedule 3.16. Each franchise, license, permit, consent, approval and authorization so owned or held is in full force and effect, and the Company is in compliance with all of its obligations with respect thereto, and no event has occurred which allows, or upon the giving of notice or the lapse of time or otherwise would allow, revocation or termination of any franchise, license, permit, consent, approval or authorization so owned or held.

3.17 Employee Benefit Plans and Policies3.17 Employee Benefit Plans and Policies.

1 With the exception of the plans referred to in